                                                                    EXHIBIT 10.5

                           AMENDED AND RESTATED LEASE

     This Amended and Restated Lease (this "Restated Lease") is made as of the 1st day of January, 2001, (the "Restatement Effective Date") by and between FIRST & UTAH STREET ASSOCIATES, L.P., a Washington limited partnership ("Landlord"), and STARBUCKS CORPORATION, d/b/a Starbucks Coffee Company, a Washington corporation ("Tenant").

     In consideration of the mutual promises and agreements set forth in the Lease, Landlord and Tenant agree as follows:

     WHEREAS, Tenant is currently and has since 1993 been a tenant of Landlord pursuant to the terms of an Office Lease dated July 1, 1993 (the "Office Lease") for certain premises of that certain building known as Starbucks Center. The Office Lease was amended by that Amendment to Lease dated September 10, 1993, that Second Amendment to Office Lease dated January 1, 1995, that Third Amendment to Office Lease dated September 30, 1995, that Fourth Amendment to Office Lease dated October 31, 1997, that Fifth Amendment to Office Lease dated March 5, 1998, and that Sixth Amendment to Office Lease dated January 4, 1999 (collectively, the Office Lease and Amendments First through Sixth are referred to herein as the "Initial Amended Lease", and this Restated Lease is also referred to herein simply as the "Lease"); and

     WHEREAS, the parties desire to further amend the Initial Amended Lease to add additional space in the Starbucks Center to the Premises (defined below) and for other reasons and have determined the most appropriate method to accomplish this is to Amend and Restate the Lease in its entirety.

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
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to amend and restate the Initial Amended Lease in its entirety to read as follows:

     1.   Description of Premises.

          a.   Premises

     Landlord does hereby lease to Tenant, on the terms and conditions hereinafter set forth, those certain premises (the "Initial Premies") containing approximately five hundred fifty thousand (550,000) square feet of rentable space (the "Rentable Space")(calculated as provided below) primarily located on the sixth through the ninth floors ("Floors") of the Starbucks Center at 2401 Utah Avenue South in Seattle, King County, Washington (the "Building"), which is situated on the real property legally described on Exhibit A attached hereto (the "Property"). The floors of the Building are referred to herein individually as, a "Floor", and collectively as, the "Floors". In addition, Tenant has the right hereunder, subject to the availability of additional parking as described herein, to lease up to an additional four hundred fifty thousand (450,000) square feet of Rentable Space on the second through fifth Floors of the Building (the "Additional Premises"). As used herein, the Initial Premises and any portion of Additional Premises, from and after the date Tenant elects or is required to take possession of and/or pay Rent (defined below) on such portion of the Additional Premises, are collectively referred to herein as the "Premises", provided that space on which Tenant is required to pay a Holding Fee (defined below) pursuant to Section 5.c. shall not be deemed Premises. The Building, the Parking Garage (defined below), the North Parking Garage (defined below and, collectively with the Parking Garage, the "Parking Garages"), and the Property are collectively referred to in this Lease as the "Project," and the Project is depicted on the site plan attached hereto as Exhibit A-1 (the "Site

Plan"). The larger development owned by Landlord, including Home Depot and Sears Auto Center, is referred to herein as the "Larger Development." The total area of the Building is 1,473,440 square feet of Rentable Space. The Initial Premises shall be located as shown in the space plan for the Premises attached to this Lease as Exhibit B (the "Space Plan").

          b. Common Areas.

     This Lease includes the right of Tenant, subject to the applicable Rules and Regulations (defined below) and the express terms of this Lease, to use the common areas and facilities of the Project in common with other tenants of the Project. For purposes of this Lease, "common areas and facilities" means all of the facilities in the Project designed and intended for use by the tenants of the Project in common with Landlord and each other, including without limitation common corridors, elevators, walkways, truck docks, restrooms, service areas, lobbies, the cafeteria, risers and all other common and service areas of the Building and parking areas and landscape areas in or on the Project.

          c. Measurement.

     As used in this Lease, the "square footage of Rentable Space" shall mean floor area measured in the manner described in Exhibit C ("Space Measurement") attached hereto, provided that the parties stipulate that the square footage of Rentable Space of the Initial Premises (as shown on Exhibit B) as of the Restatement Effective Date shall be those amounts shown on Exhibit B.

     2.   Term.

          a. Term.

     The "Initial Term" of this Lease commenced on or about September 17, 1993 (the "Commencement Date of the Initial Amended Lease") and shall end on September 30, 2025.

The "Term" of the Lease shall mean the Initial Term and any Extension Term (defined below) for which an Extension Option (defined below) is exercised.

          b.   Acceptance of Premises.

     Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Premises or this Lease except as herein expressly set forth. Landlord represents and warrants that all structural parts, including but not limited to the foundation, roof, exterior walls, plumbing and electrical systems, if any, of the Project, and any work constructed or caused to be constructed by Landlord in the Initial Premises or pursuant to Exhibit L of this Lease, meet and comply with all federal, state and local laws, ordinances and regulations and are in good and sanitary order, condition and repair at delivery of the Premises to Tenant. Tenant represents and warrants to Landlord that (a) Tenant's sole intended use of the Premises is for general office use, data center, training, storage, R&D Labs, test kitchen, model store, pilot plant, roaster and other related purposes, (b) Tenant does not intend to use the Premises for any other purpose, (c) prior to executing this Lease Tenant has made such investigations as Tenant deemed appropriate with respect to the suitability of the Premises for its intended use and has determined that the Premises are suitable for such intended use, and (d) subject to Landlord's warranties set forth above, Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the same and that the Premises were in good and satisfactory condition on such date.

     3.   Extension Options.

          a.   Grant of Option.

     If Tenant is not then in default under the terms of the Lease, Tenant shall have the option to extend the Term of the Lease for three (3) additional periods of five (5) years each (each an "Extension Option" for an "Extension Term"), the first of which will commence at the end of the

Initial Term of the Lease, and the second and third of which will commence immediately after the expiration of the immediately preceding Extension Term. Each Extension Term shall be upon the same terms and conditions as contained in the Lease, except that the total Rent (exclusive of Tenant's pro rata share of Operating Expenses (defined below)) for each Extension Term shall be ninety five percent (95%) of the then-prevailing "Effective Fair Market Rent" (defined below) for the Premises. For purposes of this Section, "Effective Fair Market Rent" is hereby defined to be that flat rental rate per square foot of Rentable Space that will yield to Landlord over the applicable Extension Term in question the same net number of dollars Landlord would earn if Landlord were to put the space in question (in its then-existing condition) on the market for lease to a new office tenant, after factoring in all typical concessions and similar expense passthroughs. The Extension Options to extend the Lease for three (3) Extension Terms shall be exercised by Tenant's giving written notice thereof to Landlord at least two hundred seventy (270) days before the end of the Initial Term or the then Extension Term, respectively; provided that in no event shall any Extension Option be deemed to have expired unless Tenant fails to exercise its option within fifteen (15) days following receipt of a written reminder notice from Landlord of the deadline for exercising the Extension Option. Such reminder notice to be given not earlier than fifteen (15) days before the deadline for exercise of the applicable Extension Option. For example, if Tenant has not exercised an Extension Option two hundred seventy
(270) days before the end of the then existing term, the time for exercise shall be not later than fifteen (15) days after Tenant's receipt of Landlord's reminder notice.

          b.   Calculation of Effective Fair Market Rent.

     If Landlord and Tenant are unable to agree on the Effective Fair Market Rent within thirty (30) days following Tenant's exercise of an Extension Option (the "Exercise Date"), both

Landlord and Tenant shall submit their final estimate of the Effective Fair Market Rent to the other in writing within ten (10) days thereafter, and the Effective Fair Market Rent shall be determined by arbitration as follows:

          (i) The arbitration will be by three arbitrators, all of whom must be (1) neutral parties and (2) either MAI appraisers or licensed real estate brokers who have been active, over the five (5) years ending on the date of appointment, in the brokering or appraisal of office space in the greater Seattle Central Business District. Landlord and Tenant shall each select one of the arbitrators, and such selection shall be accomplished within sixty (60) days after the Exercise Date. The third arbitrator will be selected by the two arbitrators so chosen by Landlord and Tenant. If the two arbitrators cannot agree upon the third arbitrator within ninety (90) days following the Exercise Date, the third arbitrator will be selected by application by either party to the American Arbitration Association.

          (ii) Within one hundred twenty (120) days following the Exercise Date (the "Decision Date"), the arbitrators shall decide on the Effective Fair Market Rent for the Premises for a five (5) year term. (For purposes of determining the Effective Fair Market Rent for the first or second Extension Term, the existence of the second and/or third Extension Option shall also be taken into consideration.) The decision of the majority of the arbitrators shall control. If a majority of the arbitrators do not agree within the stipulated time period, then each arbitrator shall render his or her separate determination of the Effective Fair Market Rent on or before the Decision Date. In such case, the three (3) determinations shall be averaged to determine the Effective Fair Market Rent. However, if the lowest Effective Fair Market Rent and/or the highest Effective Fair Market Rent is more than ten percent (10%) lower or higher than the middle Effective Fair Market Rent, the low Effective Fair Market Rent and/or high

Effective Fair Market Rent shall be disregarded. If only one (1) Effective Fair Market Rent is disregarded, the remaining two (2) Effective Fair Market Rents will be averaged in order to establish the Effective Fair Market Rent.

               (iii) Both parties may submit any information to the arbitrators for their consideration with copies to the other party. In using comparable lease rates to aid in determining Effective Fair Market Rent, the parties shall employ lease rates for comparable space only within a two (2) mile radius of the Building. A copy of the arbitrators' written decision will be given to both parties when the Effective Fair Market Rent has been determined. The determination of the Effective Fair Market Rent will be final and binding upon Landlord and Tenant. The cost of the arbitration will be paid by Tenant if the Effective Fair Market Rent is one hundred ten percent (110%) or more of the proposed Effective Fair Market Rent specified in the notice given by Tenant to Landlord, and shall be paid by Landlord if the Effective Fair Market Rent is less than ninety percent (90%) of the proposed Effective Fair Market Rent specified in the notice given by Landlord to Tenant, and otherwise shall be paid equally by the Landlord and Tenant.

               (iv) With respect to the Effective Fair Market Rent for the second Extension Term, Landlord and Tenant shall attempt in good faith to agree on Effective Fair Market Rent up to one (1) year prior to expiration of the First Extension Term. If Landlord and Tenant are unable to agree, both Landlord and Tenant shall submit their final estimates of Effective Fair Market Rent to the other in writing by the tenth (10th) day of the last Lease Year (defined below) of the first Extension Term, and the Effective Fair Market Rent shall be determined in accordance with the procedures set forth in this Section 3.b. Notwithstanding anything to the contrary contained in this Section 3.b., Tenant's second Extension Option shall not expire until the later of (1) the date set forth in Section 3.a, or (2) sixty (60) days following the determination of Effective Fair Market Rent.

     4.   Rent.

          a. Payment of Rent.

     Tenant shall pay Landlord Rent each month in advance on the first day of each calendar month. Rent shall be payable only on the portion of the Premises in Actual Use (defined below) by Tenant as provided herein. Rent shall be payable in monthly installments throughout the Term of the Lease. Rent for any fractional calendar month, at the beginning or end of the Term of the Lease, shall be prorated based on the number of days in the month.

          b. Adjustment of Rent.

     Rent shall be adjusted from time to time based on changes in the size of the Premises. Whenever there is a change in the square footage of Rentable Space of the Premises, calculated pursuant to Exhibit C, in Actual Use by Tenant under the Lease, Landlord and Tenant shall execute a certificate (an "Expansion Certificate", which shall be in the form attached hereto as Exhibit
D) setting out the then square footage of Rentable Space of the Premises and the Base Floor Rent (defined below) to be paid from the date of such change.

     As used herein, the term "Lease Year" shall mean the twelve (12) month period during the Term from October 1 through the following September 30.

          c. Rent Definition.

     "Rent" as used in the Lease shall mean Base Floor Rent, Building Systems Additional Rent, Building Amenities Additional Rent, Parking Garage Base Rent, Operating Expense Additional Rent (all defined below) and any other items referred to as "Additional Rent" provided for in the Lease.

          (i) Base Floor Rent. "Base Floor Rent" means a full service rent commencing October 1, 2000 (becoming applicable to the Expansion Premises (defined below) as it is added to the Premises) and is as follows:

         --------------------------------------------------------------------
          FLOOR(S)                           COST PER SQUARE FOOT PER YEAR
         --------------------------------------------------------------------
          2nd, 3rd, 4th and 5th
          (exclusive of Data Center)         $10.02
         --------------------------------------------------------------------
          5th Floor Data Center and
          6th through 9th                    $ 5.15
         --------------------------------------------------------------------

As used herein, the term "Data Center" refers to the 10,275 square foot area on the fifth Floor of the Building constructed as a data center for Tenant.

     On October 1, 2005, October 1, 2010, October 1, 2015 and October 1, 2020, (the "Adjustment Dates"), Base Floor Rent shall be adjusted in accordance with the cumulative increase in the Index (defined below), provided that with respect to Floors 2 through 5 (exclusive of the Data Center), the initial deemed Base Floor Rent shall be Eight Dollars ($8.00), which shall be the number used for the initial adjustment, and there shall then be added to the result (as increased on each Adjustment Date), the unadjusted amount of $2.02). Adjusted Base Floor Rent shall be calculated by multiplying the Base Floor Rent then in effect for each Floor by a fraction, the numerator of which shall be the Consumer Price Index for all Urban Consumers--U.S. City Average--All Items, as most recently published by the U.S. Department of Labor's Bureau of Labor Statistics (the "Index") for the month immediately prior to the then current Adjustment Date, and the denominator of which shall be the Index published for the month immediately prior to the previous Adjustment Date (or, for purposes of calculating the first increase effective on October 1, 2005, the Index as of September 1, 2000); provided, however, that the increase in Base Floor Rent for each of the Floors shall not exceed the maximum total percentages set forth below for each five (5) year period (e.g. "Years 6-10 references the 2005 adjustment).

----------------------------------------------------------------------------------------------------
 BASE FLOOR RENT             APPLICABLE         YEARS         YEARS         YEARS        YEARS
PAYABLE FOR FLOORS             FLOORS            6-10         11-15         16-20        20-25

                                              OCTOBER 1,    OCTOBER 1,    OCTOBER 1,    OCTOBER 1,
    EFFECTIVE                                    2005          2010          2015          2020
----------------------------------------------------------------------------------------------------
Maximum total                 6-9 and 5th      22.25%        17.34%        17.34%        15.93%
percentage increase for       Floor Data
prior 5-year period             Center
----------------------------------------------------------------------------------------------------
Maximum total                    2-5           15.00%        15.00%        15.00%        15.00%
percentage increase for     (exclusive of
prior 5-year period          Data Center)
----------------------------------------------------------------------------------------------------

     For example, for the first Adjustment Date, the limit on adjusted Base Floor Rent for the sixth through ninth Floors and the Data Center shall be calculated as follows:

     $5.15 [the current rate/s.f.] x 1.2225 = $6.30

     For the second Adjustment Date, assuming the maximum change in the Index in the previous five (5) years, the limit on adjusted Base Floor Rent for those Floors will be calculated as follows:

     $6.30 x 1.1734 = $7.39.

     For the first Adjustment Date, the limit on Adjusted Base Floor Rent for the second through fifth Floors (exclusive of the Data Center) shall be calculated as follows:

     $8.00 [the deemed rate/s.f.] x 1.15 = $9.20 + $2.02 = $11.22

     For the second Adjustment Date the limit on adjusted Base Floor Rent for those Floors will be calculated as follows:

     $9.20 x 1.15 = $10.58 + $2.02 = $12.60.

     Notwithstanding the foregoing, if any such decimal multiplier is less than one, the Base Floor Rent shall remain unchanged. If the Index is discontinued, Landlord shall substitute a similar index of consumer prices.

     Base Floor Rent for the Premises has been established on a full-service basis and includes any charges or expenses for the Premises other than telephone, janitorial and any special utility or other requirements of Tenant as provided for in the Lease (which shall be paid directly by Tenant) and includes, subject to Tenant's obligations to pay for increases in Operating Expenses allocable to the Premises under Section 4.c.(v) below, Tenant's share of any charges or expenses for the Building and the Project, including without limitation, common area maintenance expenses, real property taxes and assessments, insurance, security systems, electrical service, water service, plumbing, sewer, garbage collection and common area janitorial service, but excludes all expenses of operating and maintaining the Parking Garage and, if applicable, the North Parking Garage, and also excludes all maintenance expenses which are the responsibility of Tenant under the Lease.

               (ii) Building Systems Additional Rent. "Building Systems Additional Rent" shall equal the amount necessary to fully amortize, in equal monthly installments over a term of twenty (20) years at a fixed interest rate equal to nine and one-half percent (9.5%) (the "Amortization Rate"), the sum of the following items: (1) the total cost incurred by Landlord in the construction of Building Systems (defined below) required by Tenant pursuant to
Section 12.a below, excluding any allocation of costs for land (except with respect to the North Parking Garage as provided herein), overhead or Landlord/developer profit, plus (2) interest at the Amortization Rate accrued by Landlord during the Phase (defined below) of construction on funds loaned by Tenant for Building Systems, together with interest paid by Landlord during the

Phase on any other funds utilized by Landlord for construction of Building Systems at a rate not to exceed the prime interest rate established from time to time by Bank of America or its successor bank (the "Prime Rate") plus one percent (1%) (the "Construction Interest Rate") plus (3) a construction supervision fee payable to Landlord equal to three and one-half percent (3.5%) of the Hard Costs (defined below) of constructing the Building Systems; provided, however, such construction supervision fee shall be four and one-half percent (4.5%) of the Hard Costs for the construction of the North Parking Garage. Building Systems Additional Rent with respect to each Phase of the Building Systems (including Phases related to the Expansion Premises) shall be calculated separately and shall be due monthly commencing on the first (1st) day of October following completion of the particular Phase of Building Systems, and payable monthly following written notice given by Landlord to Tenant setting forth the total cost of such Phase of Building Systems and the calculation (or recalculation) of monthly Building Systems Additional Rent (with the initial payment adjusted to include Building Systems Additional Rent accrued from and after October 1 of the year the Phase is completed), and ending on the earlier to occur of (1) the expiration of the Lease, or (2) the first day of the 240th month from the date of first payment (with respect to that Phase). As used herein, "Hard Costs" shall mean direct costs incurred by Landlord and payable to third-party contractors, subcontractors or suppliers for labor, materials or equipment furnished to the Property in connection with the construction of Building Systems (or, where appropriate, Building Amenities (defined below) or the Parking Garages) including architects and engineering fees and Building Plans (defined below), but (except for the North Parking Garage) excluding any costs allocated to or incurred for land, overhead, Landlord/developer fees or profit, consultant fees, general conditions or supervision fees, financing fees, governmental or permitting fees, and taxes other than sales taxes. As of

October 1, 2000, the Building Systems Additional Rent totaled $114,728.70 per month. With respect to Building Systems Additional Rent on the Initial Premises (including the remaining buildout of the sixth Floor), Tenant may make a one-time change to the Amortization Rate or amortization schedule for such amounts provided that no such change may increase the "unamortized" balance that would otherwise exist at the end of the Initial Term of this Lease. With respect to Building Systems Additional Rent on Required or Optional Expansion Premises (defined below), Tenant may change the Amortization Rate or amortization period used to calculate the Building Systems Additional Rent for each Phase at the time the Building Systems Additional Rent for that Phase first becomes due by giving written notice of the requested change to Landlord by not later than September l of such Phase, provided that no such change may increase the "unamortized" balance that would otherwise exist at the end of the Initial Term of this Lease.

                        (iii) Building Amenities Additional Rent. "Building Amenities Additional Rent" shall equal the amount necessary to fully amortize in equal monthly installments over a term of ten (10) years at a fixed interest rate equal to the Amortization Rate the sum of the following items: (1) the total cost incurred by Landlord in the construction of Building Amenities required by Tenant pursuant to Section 12.a. below, excluding any allocation of costs for land, overhead or Landlord/developer profit, plus (2) interest at the Amortization Rate accrued by Landlord during the Phase of construction on funds loaned by Tenant for Building Amenities, together with interest paid by Landlord during the Phase on any other funds utilized by Landlord for the construction of the Building Amenities at the Construction Interest Rate, plus (3) a construction supervision fee payable to Landlord equal to three and one-half percent (3.5%) of the Hard Costs of constructing the Building Amenities. Building Amenities

Additional Rent with respect to each Phase of the Building Amenities shall be calculated separately and shall be due monthly, commencing on the first (1st) day of October following completion of the particular Phase of Building Amenities, and payable monthly following written notice given by Landlord to Tenant setting forth the total cost of such Phase of Building Amenities and the calculation (or recalculation) of monthly Building Amenities Additional Rent (with the initial payment adjusted to include Building Amenities Additional Rent accrued from and after October 1 of the year the Phase is completed), and ending on the earlier to occur of (1) the expiration of the Lease, or (2) the first day of the 120th month from the date of first payment (with respect to that Phase). As of October 1, 2000, the Building Amenities Additional Rent totaled $53,498.72 per month. With respect to Building Amenities Additional Rent on the Initial Premises (including the remaining build-out of the sixth Floor), Tenant may make a one-time change to the Amortization Rate or amortization schedule for such amounts provided that no such change may increase the "unamortized" balance that would otherwise exist at the end of the Initial Term of this Lease. With respect to Building Amenities Additional Rent on Required or Optional Expansion Premises, Tenant may change the Amortization Rate or amortization period used to calculate the Building Amenities Additional Rent for each Phase at the time the Building Amenities Additional Rent for that Phase first becomes due, by giving written notice of the requested change to Landlord by not later than September 1 of such Phase, provided that no such change may increase the "unamortized" balance that would otherwise exist at the end of the initial term of this Lease.

                        (iv) Parking Garage Base Rent. "Parking Garage Base Rent" for the Parking Garage shall equal (i) $99,275.71 per month. Parking Garage Base Rent for the Parking Garage shall be due and payable monthly through June 30, 2016. Rent for the North Parking

Garage shall be calculated in the same manner as, and included in the Building System Additional Rent, except that the cost of the BN Parcel (defined below) and the value (determined on the same per square foot basis as the cost of the BN Parcel) of the Landlord's Garage Parcel (defined below) will be included. After Parking Garage Base Rent for the Parking Garage and for the North Parking Garage terminates as provided herein, rent for each of such Parking Garages shall be the Effective Fair Market Rent thereof, determined as provided in
Section 3.b. above, provided that in calculating such Effective Fair Market Rent, one of the factors that shall be considered is the amount that the Landlord would pay to a professional garage operator (i.e. the Effective Fair Market Rent is net of all additional expenses that Landlord would incur if Landlord took over the Parking Garage or the North Parking Garage and contracted to have it operated in the open market outside of this Lease).

                        (v) Adjustments for Increases in Operating Expenses. Rent hereunder shall be adjusted as of January 1, 2001 and on January 1 of each year thereafter to reflect annual increases in Operating Expenses for the Project over the "Base Year" of 1995. As used herein, the tenor "Operating Expenses" shall include real estate taxes and liability and property damage insurance on the Project, excluding the Parking Garages (real estate taxes and insurance relating to the Parking Garage and North Parking Garage are charged separately, as Additional Rent, pursuant to Sections 14 and 15 below), utilities (including local telephone service charge of Landlord's building management office), common area janitorial services, security systems, facilities personnel, the management fee actually charged to the Project (Tenant's share of which pursuant to Section 4.c(v) (2) shall not to exceed four and one-half percent (4.5%) of the gross annual Rent paid by Tenant to Landlord hereunder) maintenance (including elevators, HVAC, the Building, parking areas, and landscaping) and trash removal, window washing and roof repairs. Landlord and Tenant agree that the Operating Expenses for the Base Year (the "Operating Expense Base") are deemed to be $2.02 per square foot of Rentable Space in the Premises for calculations of increases in Operating Expenses for periods after January 1, 2001. For the purposes of calculating the annual increases in Operating Expenses over the Operating Expense Base allocable to the Premises, the following allocation methods shall be used:

                                (1) Any Operating Expenses separately allocable
to the Premises will be allocated solely to the Premises; provided that in the case of any separate allocation, all tenant spaces (but not the common areas and facilities) in the Project shall either be subject to the same special allocation or the cost of providing such services to the other tenants' space shall be excluded from the Operating Expenses on which Tenant's share is based;

                                (2) Building security, Building maintenance,
Building staff, Building management fee (not to exceed four and one-half percent (4.5%) of the gross annual Rent paid by Tenant hereunder), real property taxes and insurance on the Property (excluding the Parking Garages), and all other Operating Expenses not specifically set forth in this Section shall be allocated on a per square foot basis using the ratio of the blended average of the total number of square feet of Rentable Space of the Premises in Actual Use during applicable periods to the total number of square feet of Rentable Space in the Building (excluding the Parking Garages).

                                (3) Elevator and HVAC maintenance will be
allocated as provided in Section 4.c.(v)(2) above except for any elevators serving only the Premises, which maintenance will be allocated directly to Tenant.

                                (4) Electricity and gas will be metered at the
Premises and will be allocated directly to Tenant.

                                (5) Janitorial work and supplies will be
allocated based on the actual costs paid by Landlord to third parties to clean and supply the common areas and facilities of the Building. Tenant has elected to provide its own janitorial services in the Premises. The calculations of Base Floor Rent and Operating Expense Base set forth above reflect this fact, and the cost of janitorial services to the Premises and to the premises of other tenants shall not be an Operating Expense.

                                (6) Real property taxes for the Building
(excluding the Parking Garages) will be allocated based upon the methods employed by the King County Assessor to determine the assessed value of the improvements to the Property, calculated and expressed on a cost per square foot basis. If the assessed value of the Building is established by capitalizing the net operating income from the Building, then Tenant's allocation of real property taxes will be based on a comparison of Landlord's net operating income derived from the Premises (excluding the Parking Garages) under the Lease to the total net operating income for the Building. If the assessed value of the Building is based on value of the improvements made to the Building, including the Building Improvements (defined below), Tenant's allocation of the real property taxes shall be reasonably allocated based on the level of improvements in the Premises compared to the level of improvements of the other premises in the Building.

        If after Landlord's good faith application of the foregoing allocation methods Landlord and Tenant do not agree on the exact share or amount of real property taxes to be included in Operating Expenses, the dispute shall be resolved in accordance with Section 44 below.

        Notwithstanding any other provision of this Lease, the following shall be excluded (or, as applicable, deducted) from the calculation of Tenant's share of Operating Expenses: (A) the cost of repairs or other work occasioned by fire, windstorm or other casualty or loss in excess of the insurance proceeds therefor (or, if greater, the proceeds that would have been available had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease), or by the exercise of eminent domain; (B) rental concessions or lease buy-outs; (C) the costs of renovating or otherwise improving or decorating, painting or redecorating space (exclusive of the common areas and facilities) for any tenants or other occupants of the Building, including, without limitation, Tenant; (D) the cost of any work or service performed for and electricity supplied to any tenant or occupant (other than Tenant) to the extent the cost of such work or service is "excess use" by such tenant, which shall mean the extent to which the cost exceeds the greater of (i) the cost of the standard amount or level of such work, service or electricity provided to tenants or occupants of the Building in general, or (ii) the cost of the amount or level of work, service or electricity made available by Landlord to Tenant without after hours or other special charge under this Lease; (E) depreciation; (F) overhead or profit paid to Landlord, subsidiaries or affiliates of Landlord, for services on or to the Building or common areas and facilities if and to the extent the cost therefor exceeds competitive costs for such services in comparable office buildings located within five (5) miles of the Building were they not so rendered by Landlord, or by a subsidiary or affiliate of Landlord; (G) payments of principal, interest or other payments of any kind on any deeds to secure debt, mortgages, ground or underlying leases, or other hypothecations for security of all or any part of the Building or common areas and facilities by Landlord; (H) Landlord's general overhead and any other expense not directly related to the Building or common areas and facilities, except if included in Landlord's management fee; (I) all items, services and/or goods for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay third parties including all Landlord provided repair and maintenance services to any tenant space in excess of those services provided to Tenant pursuant to Section 13.a; (J) advertising and promotional expenses with respect to leasing space in or selling the Building;
(K) brokerage, legal and professional fees expended by Landlord in connection with negotiating and entering into any leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant or other occupant of any portion of the Building, and the enforcement of any such instruments; or which are expended or incurred by Landlord in connection with the negotiation and entering of sale, ground lease, financing, partnership or similar transactions pertaining to the Building, or any portion thereof, and/or of Landlord or an interest in Landlord, including without limitation, promissory notes, security deeds, mortgages, ground or master leases, purchase and sale agreements, options, and any and all similar and/or related documents, instruments and agreement; (L) estate, inheritance, gift, franchise and income taxes of Landlord (except for any such tax which is levied in lieu of or in substitution for any current or future real property taxes); (M) wages, salaries and other compensation paid to employees of the Landlord at the Building who are above the level of Property Manager, except as included in Landlord's management fee; (N) the costs and expenses of maintenance and operation of either of the Parking Garages, which are separately provided for under this Lease; (O) all items that would be capitalized under generally accepted accounting principles as of the date hereof except to the extent amortization of such item is less than the reduction in Operating Expenses achieved by such item; (P) the cost of defending against claims in regard to the existence or release of Hazardous Substances (defined below) at the Building or common areas and facilities and costs of any clean-up of any such Hazardous Substances; (Q) costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law if such law was in effect and applicable to (i) the common areas and facilities as of the Commencement Date of the Initial Amended Lease or (ii) any portion of the Premises at the time the Building Systems or Building Amenities were constructed as to such portion; (R) interest, penalties or damages incurred by Landlord under any agreement to which Landlord is a party by reason of the default of Landlord; (S) expenses incurred in connection with relocating tenants in the Building; (T) the cost of installing, operating and maintaining any specialty service or special facility such as daycare, health club, cafeteria or dining facility or luncheon club, other than those facilities generally made available to tenants of the Building without costs; (U) the costs of acquiring, securing, cleaning and maintaining works of art; (V) any item or service that Landlord is specifically required by any provision of this Lease to provide at Landlord's expense, and (W) all other items for which Tenant or any other tenant, occupant or other party compensates Landlord, so that no duplication of payments by Tenant or to Landlord shall occur.

        Commencing January 1, 2001, and continuing on the first day of each calendar month thereafter, Tenant shall pay to Landlord as "Operating Expense Additional Rent" hereunder, an amount equal to one-twelfth (1/12th) of the amount by which actual Operating Expenses for the calendar year in question, as estimated by Landlord and allocated to Tenant, exceed the Operating Expenses Base, as calculated, estimated and reconciled as provided herein.

        Notwithstanding the foregoing, increases in Operating Expenses for the Limited Operating Expenses (defined below) shall not exceed three percent (3%) per annum, compounded but not cumulative, provided that if such Limited Operating Expenses increase by more than eight percent (8%) per annum, the increase over the eight percent (8%) will be paid by Tenant as a surcharge, which surcharge shall be included in the base calculation for increases in Limited Operating Expenses for the following year. As used herein, real property taxes, property and liability insurance premiums and all utilities, including but not limited to electricity, water, sewer and gas are collectively referred to as "Unlimited Operating Expenses" and all Operating Expenses other than Unlimited Operating Expenses are referred to as "Limited Operating Expenses". As an example, in 1995 the Operating Expense Base (for all Operating Expenses) was $2.5840 (including janitorial service of $.562), and the cost of the Limited Operating Expenses was $1.801, so that the increased rate per square foot per annum for Operating Expense Additional Rent hereunder allocable to increase in Operating Expenses for 1996 through 1999 was as follows:

                               OPERATING EXPENSES

                ACTUAL         ALLOWED         ACTUAL            ACTUAL        ALLOWED
               LIMITED         LIMITED       UNLIMITED           TOTAL       PASSTHROUGH
1995            $1.801          $1.801         $0.784            $2.584        $2.584
1996            $1.905          $1.855         $0.929            $2.835        $2.784
1997            $2.171          $2.078         $1.096            $3.267        $3.175
1998            $2.195          $2.141         $1.067            $3.262        $3.208
1999            $2.240          $2.205         $1.016            $3.255        $3.221


        The above table is for purposes only of illustrating the operation of the cap, as it includes the Base Year cost of janitorial service to the Premises (as per the Initial Amended Lease prior to this Restated Lease). Commencing January 1, 2001, janitorial services to the Premises and any other tenant premises is excluded from Operating Expenses.

        On or before April 30 of each year, Landlord shall determine actual Operating Expenses for the immediately preceding year, and shall provide Tenant with a written statement setting forth in detail the comparison of estimated and actual Operating Expenses for such year. In the event Tenant overpaid Operating Expenses for such year, Tenant shall have the right to offset the overpayment against Operating Expense Additional Rent falling due thereafter. In the event Tenant underpaid Operating Expenses for such year, Tenant shall pay to Landlord the amount of the underpayment within thirty (30) days following receipt of Landlord's statement.

        Each notice provided by Landlord to Tenant with respect to calculations of Operating Expenses and Operating Expense Additional Rent due under this
Section 4 shall be accompanied by reasonable backup documentation supporting such calculations, and Tenant shall have the right to review and audit all pertinent information and documentation relating to these figures upon reasonable advance notice to Landlord for one (1) full calendar year following the conclusion of the calendar year in question. If Tenant's audit reveals that Landlord miscalculated the actual Operating Expenses by more than a factor of three percent (3%), Landlord shall reimburse Tenant for all third-party costs incurred by Tenant in conducting such audit. Landlord shall keep all pertinent backup information and documentation for at least three (3) years after the year in question.

        5. Additional Premises.

                a. Required Expansion.

                        (i) Required Expansion Premises. Provided Landlord is able to provide the required additional parking as described in Section 15, Tenant shall lease an additional area of 200,000 square feet of Rentable Space on the third, fourth and fifth Floors of the Building (the "Required Expansion Premises") which Required Expansion Premises will be located as shown on Exhibit E ("Space Plan Required Expansion Premises") attached hereto and incorporated herein by reference. Tenant shall begin Actual Use of (or begin paying a Holding Fee as provided below) for Required Expansion Premises not later than six (6) months following the dates shown in the agreed upon schedule for construction availability (the "Required Expansion Schedule") attached hereto as Exhibit F and incorporated herein by reference, which Required Expansion Schedule will provide for Tenant to lease at least 50,000 square feet of new space in the Required Expansion Premises each year commencing on October 1, 2001. The dates in the Required Expansion Schedule are the dates on which Landlord must be prepared to make the applicable Required Expansion Premises available for commencement of construction of Building Systems, Building Amenities and Tenant Improvements (defined below). As provided further below, such Required Expansion Premises shall thereafter be added to the Premises on Actual Use by Tenant, provided that if Actual Use has not occurred by six (6) months after the applicable Required Expansion Premises are made available for construction, then the Holding Fee may become applicable as provided in Section 5.c.

                        (ii) Timing and Construction. Tenant has given Landlord notice of takedown of the 4th Floor space currently occupied by Olympic West Sportswear, Inc. ("Olympic West") (as shown on Exhibit E as floor location 4th
NE), with an availability for commencement of construction date of December 1, 2000. Tenant has given Landlord notice of takedown of the northeast corner of the 5th Floor (as shown on Exhibit E as floor location 5th NE) with an availability for commencement of construction date of April 1, 2001. Tenant shall give Landlord at least nine (9) months notice (an "Expansion Notice") in the form attached as Exhibit G of Tenant's intent to takedown any other Required Expansion Premises. The space described in any Expansion Notice shall be referred to as the "Designated Expansion Premises". Each Expansion Notice will set out the location, the proposed date of construction commencement (not earlier than the date designated on the Required Expansion Schedule) and proposed date of Tenant's Actual Use of the space, and will be for a minimum of 25,000 square feet of Rentable Space in the Building. Upon receipt of Tenant's Expansion Notice, Landlord shall confirm the availability of the Designated Expansion Premises. Following the giving of an Expansion Notice, Tenant shall provide Landlord, not later than sixty (60) days prior to the scheduled availability for commencement of construction, permit ready plans and specifications approved by Tenant, and Landlord shall promptly apply for all necessary building permits for construction of improvements to the Designated Expansion Premises and shall work diligently using its best efforts to promptly obtain such permits and to construct such improvements as are required to be constructed by Landlord under this Lease. Each time the Premises are expanded by the inclusion of Required Expansion Space and upon the request of either, Landlord and Tenant shall execute an Expansion Certificate.

               b.      Optional Expansion.

        Provided Landlord is able to provide the required additional parking as described in Section 15, after Tenant is in Actual Use of all of the Required Expansion Premises, as provided herein, Tenant shall have the option to lease an additional 250,000 square feet of space in the Building (the "Optional Expansion Premises" and collectively with the Required Expansion Premises, "the Expansion Premises") which Optional Expansion Premises will be located as shown on Exhibit H attached hereto and incorporated herein by reference (the "Space Plan Optional Expansion Premises"). The timing for commencement of construction of the Optional Expansion Premises is set forth in a schedule (the "Optional Expansion Schedule" and collectively with the Required Expansion Schedule, an "Expansion Schedule") attached hereto as Exhibit I and incorporated herein by reference. Tenant shall give Landlord an Expansion Notice a minimum of nine (9) months prior to Tenant's proposed date of availability for commencement of construction of any of the Optional Expansion Premises. Each such Expansion Notice will designate the location of the proposed Optional Expansion Space and the proposed date of commencement of construction (not earlier than the date designated on the Optional Expansion Schedule) and of proposed date of Actual Use, and will be for a minimum of 25,000 square feet. Upon receipt of Tenant's Expansion Notice, Landlord shall confirm the availability of the Designated Expansion Premises. Following the giving of an Expansion Notice, Tenant shall provide Landlord, not later than sixty (60) days prior to the scheduled date of availability for commencement of construction, permit ready plans and specifications approved by Tenant, and Landlord shall promptly apply for all necessary building permits for construction of improvements to the Designated Expansion Premises and shall work diligently using its best efforts to promptly obtain such permits and to construct such improvements as are required to be constructed by Landlord under this Lease. Each time the Premises are expanded by the inclusion of Optional Expansion Space and upon the request of either, Landlord and Tenant shall execute an Expansion Certificate. If Tenant is not in Actual Use of the Designated Expansion Premises within six (6) months after the scheduled date of availability for commencement of construction as set forth in Tenant's Expansion Notice, a Holding Fee shall be paid if and to the extent provided in Section 5.c.

                c. Tenant's Failure to Occupy Premises.

        In the event Tenant has not commenced Actual Use of the amount of square footage of Rentable Space as is required to satisfy (i) the requirements of the Required Expansion Schedule in the case of Required Expansion Premises or (ii) the Actual Use date of Optional Expansion Premises based on the Optional Expansion Premises Expansion Notice (calculated in each case on the basis that applicable Expansion Premises are scheduled to be in Actual Use by six (6) months after the scheduled date it is to be available for the commencement of construction), then Tenant shall pay a Holding Fee on the amount by which Tenant's Actual Use of such Expansion Premises is less than the Designated Expansion Premises; provided that (i) this provision shall not apply to any such Expansion Premises where all of the Building Systems and Building Amenities, if any, and Tenant Improvements have been substantially completed (because after substantial completion the Expansion Premises must be placed in Actual Use or be placed in a Space Pocket), and (ii) no Holding Fee or other charge shall be due for any period in which the lack of substantial completion or Actual Use is due to Landlord-caused delay (and Tenant shall not receive any credit for any rent received by Landlord for such space during such period). There are two levels of Holding Fee. First, to the extent the delay in substantial completion is not due to the fault of either Landlord or Tenant, the Holding Fee shall be at a rate equal to the total storage rent per square foot of Rentable Space per annum (including expense pass throughs) Landlord is then charging to third parties for similar space (the "Total Storage Rent") payable monthly until the date Tenant is in Actual Use of such space (with proration for any partial month). Second, to the extent the delay in substantial completion is caused by the fault of Tenant in not meeting required timelines or otherwise, the Holding Fee shall be at a rate equal to $1.50 per square foot of Rentable Space per annum plus the Total Storage Rent for such space, payable monthly until the date Tenant is in Actual Use of such space (with proration for any partial month). In either situation in which a Holding Fee is due, Tenant shall receive as a credit against such Holding Fee any sums that Landlord receives as rent (including expense pass throughs) for such space from any third party.

                d. Landlord's Obligation to Provide Space Prior to the Agreed Upon Option Dates and to Accommodate Substitutions.

                        (i) Required Expansion Premises. If Tenant wishes to take down Required Expansion Premises prior to date provided in the Required Expansion Schedule, Landlord shall use its best efforts to accommodate such accelerated take down unless to do so would cause Landlord to breach an existing lease of such space. If Landlord may make such space available by refusing to extend a lease, terminating a month-to-month tenancy, or exercising a termination clause, Landlord shall do so, so long as Tenant pays any rent lost as a result of Landlord's termination of such lease prior to the scheduled date of availability for commencement of construction. Landlord shall notify Tenant of the potential lost rent prior to terminating the applicable lease. In leasing (or renewing leases of) Required Expansion Premises to third parties after January 1, 2001, Landlord shall either limit the term of new or renewal leases or include a termination clause such that any new or renewal lease of Required Expansion Space may be terminated without charge on not more than nine (9) months notice. If Tenant wishes to accelerate take down of Required Expansion Space that is subject to a non-terminable lease, Landlord agrees to use its best efforts to relocate the tenants in the desired Required Expansion Space to another location in the Building. Landlord shall, prior to making such relocation, notify Tenant of any unavoidable additional costs Landlord will incur in implementing such relocation, and if there are such costs, the relocation shall be subject to Tenant agreeing to pay such costs.

                        (ii) Optional Expansion Premises. Landlord is not obligated to provide Optional Expansion Premises until the dates listed in the Optional Expansion Schedule. Landlord agrees, however, to use its best efforts to relocate and/or exercise termination clauses of other tenants that are in the desired Optional Expansion Premises if Tenant's needs for Optional Expansion Space accelerate. Landlord shall, prior to making any such relocation or termination, notify Tenant of any unavoidable additional costs Landlord will incur in implementing such action, and if there are such costs, the relocation or termination shall be subject to Tenant agreeing to pay such costs. If the third party tenant can't be or isn't moved and the lease is not otherwise terminable, Landlord agrees not to extend such third party's lease beyond its existing term.

                        (iii) Substitutions. Landlord agrees to use its reasonable best efforts to accommodate Tenant's requests for modifications of the Required Expansion Schedule and Optional Expansion Schedule in which one designated space is substituted for another, so long as the total square footage required to be taken by any given time within the applicable category (i.e. Required or Optional) is not thereby reduced, and Landlord receives the same total rentals as it would have received but for the substitution.

                        (iv) Revision of Applicable Schedules. If Tenant makes a request for accelerated take down of Expansion Premises and/or modifications of the Required Expansion Schedule or Optional Expansion Schedule in which one designated space is substituted for another, Landlord shall use reasonable best efforts to respond to such request within twenty-one (21) days after the request, and the parties shall work in good faith to resolve any issues as expeditiously as possible. Upon establishment of a modification to the Required Expansion Schedule or Optional Expansion Schedule, the parties shall initial, date and attach to this Lease such revised schedule, and such modified schedule shall thereafter govern the rights of the parties hereunder.

                e. Right of First Refusal.

        Tenant shall have a right of first refusal to lease any space designated as Required Expansion Premises and Optional Expansion Premises, provided Tenant has first given Landlord written notice that Tenant needs to accelerate its expansion in the Building, which notice will include the amount of additional space needed by Tenant. In addition, Tenant shall have a right of first refusal to lease the space currently occupied by Sears in the Building at the expiration or earlier termination of the current Sears lease. These rights of first refusal shall be exercised by Tenant giving Landlord written notice of its intent to so lease such space within ten (10) days of written notice from Landlord as to the availability of such space. The Rent for the Required and Optional Expansion Premises will be as provided herein, and Rent for the space currently rented to Sears will be (1) until the date the Sears lease would have expired according to its terms, the greater of the scheduled rent under the Sears lease or the Base Floor Rent then being paid by Tenant on the second through fifth Floors, and (2) after the date the Sears lease would have expired according to its terms, the fair market value for similar retail space in its then existing condition, determined as provided for Effective Fair Market Rent in Section 3.b. above.

                f. Additional Premises.

        For the purposes of this Lease, any portion of the Required Expansion Premises and Optional Expansion Premises in Actual Use by Tenant and the Sears space, if leased by Tenant as provided herein, shall be considered to be Additional Premises for all purposes hereof.

        6. Space Pockets.

                a. Definition.

        "Space Pockets" are office/workstations within the Required or Optional Expansion Premises built out for Tenant's future use, on which rent is not paid by Tenant until (i) such office/workstations are placed in Actual Use, or (ii) a specific date as specified below, whichever occurs first.

                b. Measurement.

        The square footage of Rentable Space of the Space Pockets shall be a fixed amount based on the size of the Additional Premises on which the improvements have been constructed, as the case may be, and the number of offices/workstations, if any, in such space as measured in accordance with Exhibit C. This fixed amount shall be the average size of each office/workstation, if any, and its pro rata share of "Circulation Space" (hallways, copy rooms, conference rooms and other non-office areas) in the designated Additional Premises.

        For example, if the designated Additional Premises total 60,000 square feet and contain 200 office/workstations per the applicable space plan for the Additional Premises, then the average office/workstation and its pro rata share of Circulation Space totals 300 square feet (60,000 square feet divided by 200 office/workstations = 300 square feet).

        Accordingly if Tenant designated 50 office/workstations as Space Pockets, then the total square feet of Space Pockets would be 15,000 square feet (50 offices x 300 square feet / office = 15,000 square feet of Space Pockets). In this example, an office/workstation, regardless of its actual size, is deemed to be a 300 square feet Space Pocket for purposes of measuring the designation of or Actual Use of Space Pockets.

        The actual number of office/workstation as shown on the applicable space plan and the square footage of Rentable Space of the designated Additional Premises as measured in accordance with Exhibit C is conclusive and final.

                c. Actual Use.

        "Actual Use" of any of the Additional Premises and/or Space Pockets is defined as when Tenant moves into and uses the offices/workstations, if any, in such designated Additional Premises including those that Tenant had previously designated as Space Pockets for any purpose other than inactive storage or when Tenant moves into and uses any of such designated Additional Premises which does not contain office/workstations. Once offices/workstations that were previously Space Pockets are in Actual Use, then the square footage of Rentable Space added to the Premises to calculate the Rent equals the deemed square feet of Rentable Space of those Space Pockets offices/workstations in Actual Use.

        For example, using the same Space Pocket per office/workstation number as set out in the example in Section 6.b. above, if Tenant placed 10 additional offices/workstations in Actual Use, then Tenant would start paying Rent on 3,000 additional square feet of Rentable Space. The calculation is 10 offices/workstations times 300 square feet of Space Pocket per office/workstation equals 3,000 square feet of Rentable Space of total Space Pockets now in Actual Use.

        The use of Circulation Space around offices/workstations that are designated as Space Pockets is not deemed to be Actual Use. The setup or storage of furniture in offices/workstations is also not deemed to be Actual Use.

                d. Maximum Amount of Space Pockets.

        Tenant shall have the right to Space Pocket up to twenty five percent (25%) of any Required or Optional Expansion Premises included in any Designated Expansion Premises. All Space Pockets designated in Designated Expansion Premises shall be deemed to be in Actual

Use six (6) months from the date of Tenant's first occupancy of any of the Designated Expansion Premises in which such Space Pockets are located.

        The sizes, locations, and configurations of the Space Pockets shall be determined by Tenant prior to Tenant's occupancy of any of the Designated Expansion Premises in which such Space Pockets are located and Landlord shall be given written notice, in the form attached hereto as Exhibit J ("Space Pocket Designation") of the sizes, locations and configurations of the Space Pockets prior to the date Tenant takes occupancy of any such Designated Expansion Premises.

        Tenant shall give Landlord five (5) days prior written notice when Tenant desires to place in Actual Use any portion of the Space Pockets, provided such Actual Use shall occur only on the first or fifteenth of a month and the minimum square footage of Space Pockets that Tenant can place in Actual Use at any given time is 2,000 square feet. For example, using the example set forth in
Section 6.b., if Tenant only needed to occupy 6 offices totaling 1,800 square feet of Space Pockets, Tenant would have to place into Actual Use one more office/workstation such that the Space Pockets put in Actual Use would equal 2,100 square feet (7 offices x 300 square feet).

                e. Right to Relocate Space Pockets.

        Subject to the provisions of this Section 6, Tenant shall have the right to "relocate" Space Pockets to accommodate growth, shrinkage or reshuffling of various departments and/or support areas in the Designated Expansion Premises; provided, following such relocation, the total area of the Space Pockets in a specific Designated Expansion Premises may not be greater than the total area of the Space Pockets in such Designated Expansion Premises prior to such relocation. For example, Tenant's employees may vacate work stations and relocate into Space Pockets totaling equal or more square footage than those vacated, and the vacated work stations shall become Space Pockets; provided that Tenant shall not reduce its Rent by relocating Space Pockets. Tenant shall notify Landlord in writing when such relocation is to occur, and any of Tenant's cost of relocating shall be paid by Tenant.

        7. Use of Premises.

        Tenant will use the Premises for general office use, data center, training, storage, R&D Labs, test kitchen, model store, pilot plant, roaster and other related purposes and for no other purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall comply with all statutes, rules, ordinances, orders, codes and regulations which are applicable to Tenant's use and manner of use of the Premises, provided that Tenant shall not be responsible to make any structural repairs, improvements, replacement or alterations to the Premises, the Building and/or the Project in order to comply with requirements of this Section 7 unless caused by a change in Tenant's use of the Premises. Tenant shall not use or permit the Premises to be used in any manner which would increase the existing rate of insurance on the Building or cause the cancellation of any insurance policy covering the Building, nor shall Tenant permit to be kept, used or sold anywhere in or about the Premises or the Building any equipment, machinery, apparatus or device which may be prohibited by the provisions of the standard form fire insurance policies in use in the State of Washington, unless Tenant, at its sole expense, obtains an endorsement to the policy allowing such activity. Tenant, shall not during the term of this Lease, (a) commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which materially disturbs the quiet enjoyment of any other tenant in the Building, (b) allow any sale by auction upon the Premises, (c) place any loads upon the floor, walls, or ceiling of the Premises which endanger the Building, (d) use any machinery which will adversely affect the structure of the Building or any

Building system, (e) place any harmful liquids in the drainage system or in the soils surrounding the Building or (f) unreasonably interfere with other tenants of the Building. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery, equipment or device in or about the Premises which will cause any substantial noise or vibration. If any of Tenant's office machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance, all at Tenant's sole cost and expense. Tenant shall not cause or permit any waste material or refuse to be dumped upon or remain upon any part of the Building or the Property outside the Premises, except in designated receptacles, nor shall Tenant cause or allow any materials, supplies, equipment, finished products or semi-finished products or articles of any nature to be stored upon or remain upon the Building or the Property outside the Premises.

        8. Food Service Operator.

        Landlord covenants and agrees to use its best efforts to provide, whether through lease or operating arrangement, a food service operator for the Building cafeteria reasonably acceptable to Tenant; provided, however, that in no event shall Landlord be obligated to breach or terminate any lease agreement with any existing tenant. Landlord shall consent to Tenant's operation, subject to applicable statutes and regulations, of a private cafeteria within the Premises, subject to obtaining appropriate governmental permits, which Landlord agrees to use its best efforts in assisting Tenant to obtain. In the event of the expiration or earlier termination of the existing lease between Landlord and Pioneer Human Services ("Pioneer") on the third Floor of the Building (the "Pioneer Lease"), Tenant shall have the right to lease the premises vacated by Pioneer (the "Pioneer Space") on the same terms and conditions as set forth in the Pioneer Lease, except that the term shall be the Term of this Lease, and rent for the Pioneer Space shall be the greater of (a) One Thousand Dollars ($1,000.00) per month; or
(b) the average rent paid by Pioneer under the Pioneer Lease for the last twelve
(12) full months prior to the expiration or earlier termination of the Pioneer Lease which will be increased thereafter on an annual basis based on changes in the Index. Tenant shall have the right and option to sublease the Pioneer Space without Landlord's consent for the operation of a retail food service facility of similar or better quality; provided, however, that in the event that net rents received by Tenant from subleases of the Pioneer Space exceed the rent paid by Tenant for the Pioneer Space, fifty percent (50%) of such excess shall be paid to Landlord. Landlord shall have the right to audit the records regarding any such subleases on the same basis as provided in Section 4.c.(v) regarding Operating Expenses.

        9. Rules and Regulations.

        Tenant and its agents, employees, and servants will at all times observe, perform and abide by all of the reasonable, nondiscriminatory rules and regulations (the "Rules and Regulations") of Landlord relating to the Building. Attached hereto as Exhibit K are the current Rules and Regulations of the Building. Landlord may change or add the Rules and Regulations, from time to time, provided that Landlord agrees that any additions or amendments to the Rules and Regulations of the Building shall not be inconsistent with the terms and conditions of this Lease or impose any additional financial burdens on Tenant. Any additions or amendments to the Rules and Regulations which are inconsistent with this Lease or increase the financial burdens on Tenant shall be null and void with respect to Tenant.

        10. Care and Surrender of Premises.

        Tenant shall take good care of the Premises as provided in the Lease except for repairs required herein to be made by Landlord. On the expiration or sooner termination of this Lease, Tenant, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (reasonable wear and tear, damage by fire or other casualty or matters which are Landlord's obligations hereunder excepted) and will clean the surface of interior walls of the Premises, floors, suspended ceilings and carpeting therein. Nothing herein shall be deemed to impose any obligation on Tenant for repair or maintenance of any elements of the Building structure or the plumbing, mechanical or electrical systems of the Building, or for any restorations, alterations, replacements or repairs required to be made by Landlord pursuant to the provisions of this Lease unless caused by the negligence or intentional act or omission of Tenant or its agents, employees or invitees.

        11. Tenant Improvements; Alterations.

                a. Tenant Improvements.

        Landlord will deliver the Premises, and will continue to deliver the Additional Premises as provided herein, to Tenant in sound structural condition with all Building systems which service the Premises in good order and repair, and with the improvements ("Tenant Improvements") shown and/or described in Exhibit L ("Landlord's Work") and Exhibit M ("Tenant's Work") in accordance with the drawings approved by Landlord and Tenant. Landlord shall complete Landlord's Work at Landlord's sole cost and expense. Landlord shall complete Tenant's Work at the sole cost and expense of Tenant. Tenant shall have the right to participate in the bid process and to review and approve all construction contracts for Tenant's Work. Landlord and Tenant shall each appoint one (1) person to review invoices for Tenant's Work.

Those invoices, if approved by the fifth of a month, shall be paid by Tenant by the twentieth of the month. Landlord will notify Tenant when in Landlord's opinion Landlord's Work and Tenant's Work are substantially complete. Within three (3) business days after receiving such notice, Landlord and Tenant shall inspect the Premises for any deficiencies in Landlord's Work or Tenant's Work, and Tenant will provide Landlord with a "punchlist" describing any deficiencies in Landlord's Work or Tenant's Work. Landlord will correct defective items stated in the punchlist promptly, but in no event later than twenty (20) business days after receiving Tenant's punchlist.

        All of Landlord's Work and Tenant's Work shall be completed in a workman-like manner in conformance with all applicable building codes, laws, rules and regulations. Tenant shall, subject to the provisions of Section 11.b. below, also have the right to construct and install at its sole cost and expense such additional improvements in the Premises as are in its judgment necessary or convenient for its use of the Premises.

                b. Alterations.

        After completion of Tenant's Work, Tenant shall not make any alterations or improvements in or additions to the Premises or make any changes to locks on doors or add to, disturb or in any way change any of the wiring, HVAC or plumbing in the Premises or the Building, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. All such alterations, additions and improvements shall be performed by contractors or mechanics approved by Landlord which consent shall not be unreasonably withheld or delayed. All work with respect to any such alterations, additions or improvements shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the

Building and must be of a type, and the floors and ceilings must be finished in a manner, customary for general office use and other uses common to similar office buildings in the vicinity. Such alterations shall be diligently prosecuted to completion to the end that the Premises shall be at all times a complete unit except during the period necessarily required for such work. All such alterations, additions and improvements shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, and no interior improvements installed by Landlord in the Premises (including Tenant's
Work) may be removed unless the same are promptly replaced with interior improvements of the same or better quality. Landlord hereby reserves the right to require any contractor or mechanic working the Premises to provide lien waivers and liability insurance covering such alterations, additions or improvements to the Premises. Except as provided below, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, and Tenant shall not permit any mechanic's or materialmen's liens to be recorded against the Premises or the Property for any labor or material furnished to Tenant or Tenant's agents or contractors in connection with work of any character performed on the Premises by or at the direction of Tenant. Tenant shall not be required to pay or otherwise satisfy such claims or discharge such liens so long as it shall, in good faith, at its own expense, contest the same or the validity thereof by appropriate proceedings, provided that Tenant shall, at its cost, post a bond to remove the lien from the Premises or the Property within twenty (20) days if such dispute can not be resolved within the said time period. Tenant shall give Landlord ten (10) days' prior written notice of the commencement of any alterations, additions or improvements and agrees to allow Landlord and Landlord's Lender (defined below) to enter the Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for such alterations, additions or improvements. All alterations, additions or improvements, except special equipment specific to Tenant's use, shall remain in and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease, without disturbance, molestation or injury, provided that Landlord may, together with the written notice consenting to the construction of any such alterations, additions or improvements, notify Tenant that such alterations, additions or improvements be removed upon the expiration or earlier termination of this Lease. In such event, all expenses to remove such alterations, additions or improvement and to restore said space to normal building standards shall be borne by Tenant. Notwithstanding the foregoing, upon the expiration or termination of this Lease, Tenant shall remove from the Premises all identifying insignia which are characteristic of Tenant's business, and Tenant shall repair any damage to the Premises or the Building caused by the removal of the same. Notwithstanding anything contained herein to the contrary, Tenant may, upon prior written notice to Landlord, make any nonstructural interior alterations or additions that do not adversely affect the value of the Premises, the structural integrity of the Building or any Building system, without Landlord's consent.

        All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and shall be removed by Tenant at any time during the Lease Term when Tenant is not in default hereunder. If Tenant shall fail to remove all of such property from the Premises at the expiration of the Term hereof or within ten (10) business days after any earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store such property without liability to Tenant for loss thereof. In such event,

Tenant agrees to pay Landlord upon demand any and ail expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such property for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said property.

        12. Additional Building Improvements.


                a. Construction; Building Systems and Building Amenities.

        In addition to completing Landlord's Work and Tenant's Work, Landlord agrees to construct certain capital improvements to the Building for the sixth Floor and the Required and Optional Expansion Premises ("Building Improvements") if and when requested by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned in accordance with plans and specifications to be prepared by or on behalf of Landlord (the "Building Plans"). The Building Plans shall be prepared at Landlord's expense (but included in the cost of such Building Improvement as provided below) based upon conceptual designs and other comments and information provided by Tenant or its agents in a timely manner. The Building Improvements shall include those improvements more particularly described on Exhibit N attached hereto and incorporated herein by reference as "Building Systems" and "Building Amenities." Landlord and Tenant shall agree in writing as to the allocation of the cost of Building Improvements (and North Parking Garage costs, if appropriate), between Building Systems and Building Amenities based upon the following criteria: For purposes of determining whether additional Building Improvements not identified in this Lease are Building Systems or Building Amenities, it is understood and agreed that

Building Systems shall be improvements that (i) involve the structural, mechanical and electrical elements of the Building and the Property, or (ii) are necessary to cause the Building and the Property to be in compliance with applicable building and land use laws and codes, or (iii) permit interior spaces in the Building to be exposed to natural light (to include windows but not skylights), or (iv) protect the Building or the Property from the effects of weather, heat, pollution or other external influences, or (v) are made for the purpose of creating standard office shell and core conditions in the Premises, and converting the Premises or the Building to, and maintaining the Premises and the Building for, office and retail use as contemplated by the Lease; including but not limited to roof, floors, walls, foundations, windows, HVAC, utilities, elevators, including architect's and engineering fees required to design and oversee construction or implementation of such improvements. Building Amenities shall be improvements that (i) involve aesthetic or design elements (including skylights), or (ii) are made primarily for the purpose of enhancing interior or exterior environments or appearances of the Building or the Property, all of which are made in order to accommodate Tenant specifically in its occupancy of the Premises. Upon completion of the Building Plans for cumulative Phases, Landlord and Tenant shall agree on a contractor or Landlord shall entertain competitive bids from the three (3) reputable general contractors unless Landlord and Tenant agree to entertain bids for a specific project from fewer than three (3) contractors. Tenant shall be furnished copies of all bids, and the construction contract or contracts for the additional Building Improvements shall be awarded to the low bidder, unless Landlord and Tenant reasonably believe such bidder is incapable of timely performing the Building Improvements for the amount of the bid.

                b. Phasing of Building Improvements.

        For purposes of calculating Additional Rent relating to Building Improvements and Landlord's repayment obligations under the Notes (defined below), Building Systems and Building Amenities shall be grouped in one-year "Phases." Each "Phase" of Building Systems and Building Amenities shall be the cost of improvements in that classification completed in the fifty-two (52) week year ending on September 30; provided that for the purposes of this Section 12, the costs actually paid by Landlord for any Building Improvements commenced but not completed over two (2) Phases will be included in the appropriate Note for the second Phase of the work (with any subsequent costs included in subsequent Phases).

                c. Cost of Building Improvements; Building Improvement Loan.

        In order to fund Building Improvements as provided herein, Tenant shall, at its sole discretion, agree either to fund directly (either through borrowed funds, capital leases or the contribution of Tenant's equity funds in which case the costs funded directly by Tenant shall not be deemed "costs incurred by Landlord") or to lend Landlord additional funds in accordance with the terms of the Building Improvement Loan as provided in Section 12.d. below. In no event shall Landlord be obligated to fund the cost of Building Improvements, either directly or through the Building Improvement Loan, after September 30, 2015.

                d. Building Improvement Loan.

        The Building Improvement Loan shall be governed by the terms of a separate Loan Agreement between Tenant, as Lender, and Landlord, as Borrower, and shall be evidenced by two (2) series of promissory notes (each a "Note"), one series in the principal amount of the portion of the Building Improvement Loan allocable to Building Systems (the "Systems Note"), and the second series in the principal amount of the portion of the Building Improvement Loan allocable to Building Amenities (the "Amenities Note").

        Following an event of default under the Building Improvement Loan, in addition to any other remedies available to Tenant, Tenant shall have the right to offset the amounts due under the Building Improvement Loan, in the following order, Building Systems Additional Rent, and then Building Amenities Additional Rent, due to Landlord under this Lease.

                e. Electrical Upgrade.

        Landlord has increased the amperage in the Building electrical system in order to provide electrical service reasonably necessary to properly and adequately supply and serve the Premises. If additional transformers or other electrical upgrades are needed for any expansion of the Premises beyond the sixth through ninth floors or for Tenant's use of the Premises, Landlord shall install the additional transformers and upgrades. The entire cost of the additional transformers and upgrades shall be paid by Landlord, at its election either at its own expense or with loan proceeds from the Building Improvement Loan, and shall be amortized as "Building Systems" and paid for as Building Systems Additional Rent.

                f. HVAC System.

        Landlord installed a centralized HVAC system for the sixth, seventh and ninth Floors, including all duct work and delivery systems to the "VAV" boxes serving the Premises and the installation of HVAC operating units on the roof of the Building, all of which were included as part of Building Systems. All internal distribution systems from the VAV boxes are part of Tenant's Work. Landlord agrees to repair and maintain all system elements necessary to keep the hydronic HVAC system serving the eighth Floor, including the cooling tower located on the roof of the Building, in good condition and repair. Any additional changes to the HVAC system required for the Additional Premises or for Tenant's use of the Premises will be installed by Landlord and paid in the same manner as for electrical upgrades in
Section 12.e. above.

                g. Life Safety Systems.

        All costs and expenses incurred by Landlord prior to the Restatement Effective Date for the installation, maintenance and upgrade of life safety systems for the Building, including but not limited to the fire control center and associated hardware for the Building fire alarm system, shall be deemed to be Landlord's Work to be provided at Landlord's sole cost and expense. From and after the Restatement Effective Date, any cost of installing new or upgrading existing life safety systems serving Designated Expansion Premises as required to bring such life safety systems from the condition required to serve the existing Building to the condition required for office occupancy of the Designated Expansion Premises shall be paid by Tenant as a Building Improvement Loan and shall be amortized as "Building Systems" and paid for as Building Systems Additional Rent; provided, however, that (i) any costs and expenses of upgrading the panels in the fire control center shall be Landlord's Work and paid for by Landlord, and (ii) any costs and expenses required for the installation of fire alarm systems running from detection points in the Premises to the fire control center, including alarm devices, speakers and associated wiring, shall be deemed to be Tenant's Work and paid for by Tenant.

        13. Repairs and Maintenance.

                a. Landlord's Obligations.

        Except where repairs are required to be made by Tenant or when caused by the negligence or intentional acts or omissions of Tenant or its agents, employees or invitees, but subject to Section 23 of this Lease, Landlord shall perform the following maintenance and repairs, restorations or replacements to the Premises, and to the Building and the Project to the extent required for Tenant's use of the Premises: Landlord shall maintain, repair and replace, as necessary, and keep in good order, safe and clean condition (i) the plumbing, sprinkler, HVAC, electrical and mechanical lines and equipment associated therewith (except such portions thereof which were specifically installed for Tenant other than Landlord's Work and Tenant's Work), elevators and boilers, broken or damaged glass, and damage by vandals; (ii) fluorescent lighting fixtures and bulbs, both within the Premises and in the common areas and facilities, (iii) utility and trunk lines, tanks and transformers and the interior and exterior structure of the Building, including the roof, exterior walls, bearing walls, support beams, floor slabs, foundation, support columns and window frames; (iv) any walls, ceilings and, subject to ordinary wear and tear, floor coverings (including carpets and tiles) in the common areas and facilities, and maintenance of walls, ceilings and floor coverings within the Premises if and to the extent such maintenance is performed by Landlord under Landlord's Building-wide maintenance and repair program for tenant premises; (v) improvements to the Property, including landscaping and fencing; and (vi) the common areas and facilities located within or outside the Building, including the common entrances, corridors, interior and exterior doors and windows, loading docks, elevators, stairways, laboratory facilities and parking areas and access thereto. Tenant shall perform all other maintenance and repairs in the Premises; provided Tenant may request that Landlord perform such maintenance in which event Tenant shall pay Landlord directly for the cost thereof but such cost shall not be deemed an Operating Expense.

                b. Common Area Maintenance.

        Landlord shall continue to be responsible for the maintenance and repair of the Building lobby, front parking lot and exterior common areas and facilities and landscaping for the Building, in good order and condition consistent with standards commensurate with a well-maintained office and/or mixed use buildings in the greater Seattle, Washington area. Notwithstanding the foregoing, Tenant shall be directly responsible for payment of costs incurred by Landlord in maintaining and repairing the wood doors into the main Building lobby, including those near the coffee bar.

                c. Landlord's Failure to Make Repairs.

        If after notice by Tenant, Landlord fails or refuses to make any repairs, restorations or replacements which it is required to make under this
Section 13 or elsewhere in this Lease, within ten (10) days after written notice from Tenant, Tenant may make the repairs, restorations or replacement on Landlord's behalf; provided if the repairs, restorations or replacements reasonably will require more than ten (10) days to complete, such ten (10) day period shall be extended for such additional period of time as may be necessary for Landlord to make the repairs, provided Landlord commences the repairs, replacements or restoration within the initial ten (10) day period and thereafter diligently prosecutes the same to completion and in good faith. If Tenant makes any repairs, restorations or replacements on behalf of Landlord pursuant to this Section 13.c., Landlord shall reimburse Tenant within thirty
(30) days after Landlord receives Tenant's invoice, for the actual costs incurred by Tenant in so doing, together with interest thereon at an interest rate two percent (2%) above the Prime Rate as the same may be adjusted from time to time. If by reason of any emergency, repairs, restorations or replacements become necessary which by the provisions hereof are the responsibility of Landlord, Tenant may make such repairs, restorations or replacements which, in Tenant's reasonable opinion, are necessary for the preservation of the Premises, or of the safety or health of the occupants in the Building or Tenant's property or required by law; provided, Tenant shall first make reasonable efforts to inform Landlord of the need for the repairs and give Landlord a reasonable opportunity to make the necessary repairs, restorations or replacements. Landlord will reimburse Tenant as provided above for any costs incurred by Tenant in making any such emergency repairs, restorations or replacements.

        14. Parking.

                a. Existing On Site Parking.

        Tenant's customers, guests and invitees shall have a right to park on an unreserved basis in the main parking lot on the Property east of the Building (the "East Lot"), subject to any restrictions generally applicable, from time to time, to the use of the East Lot. Landlord will provide five (5) visitor stalls marked for Tenant's exclusive use in the East Lot at a mutually agreed upon location. All administration and management of these stalls will be the responsibility of Tenant.

                b. Parking Garage.

                        (i) Construction of Parking Garage. Landlord has constructed in that existing building located immediately adjacent to the northerly wall of the Building, commonly known as the "Section 10 Warehouse," a parking garage containing parking stalls for approximately six hundred (600) cars (the "Parking Garage"), which was constructed in accordance with plans prepared at Landlord's expense by a licensed architect chosen by Landlord and Tenant based upon schematic designs prepared by Tenant's architect.

                        (ii) Leasing of Existing Parking Garage. Tenant agrees to lease the Parking Garage as provided herein. Tenant shall at all times have the right at its sole discretion to sublease parking stalls in the Parking Garage. Tenant shall have the right to reserve all parking stalls for use by Tenant's employees in a separate designated area of the Parking Garage having a separate entrance to be used solely by Tenant and its employees, customers and invitees. The Parking Garage shall be available for use by Tenant's employees and visitors twenty-four (24) hours per day, seven (7) days per week, including holidays. Tenant shall operate and maintain the nonstructural elements of the Parking Garage at its sole cost and expense in a clean, safe and secure condition. Landlord shall be responsible at its expense for the repair and maintenance of the structural elements of the Parking Garage. Tenant shall reimburse Landlord for the cost of any services furnished by Landlord and shared jointly by the Parking Garage and the Building which shall be equitably allocated to the Parking Garage. If Tenant, its employees or guests are not able to use the Parking Garage and access ways because of unauthorized use thereof by others, Tenant shall have the right to take whatever steps are necessary to end such unauthorized use, including posting signs, distributing parking stickers and towing away unauthorized vehicles.

                        (iii) Parking Garage Taxes and Insurance. Tenant shall pay to Landlord within thirty (30) days following receipt of an invoice from Landlord, as Additional Rent hereunder, all ad valorem real property taxes allocable to the Parking Garage and the land on which the Parking Garage is constructed, together with the cost of all insurance for the Building equitably allocable to the Parking Garage. Unless Tenant requests to maintain its own policies of insurance for the Parking Garage, Landlord's policies of insurance with respect to the Building, which policies shall otherwise satisfy the requirements of the Lease, shall calculate and designate a separate and discrete portion of the premium to the Parking Garage.

                        (iv) Olympic West Parking. Until the earlier to occur of
(a) January 31, 2003, or (b) the earlier termination of Olympic West's lease, Tenant shall agree to lease to Olympic West thirty (30) stalls on the south end of the second floor of the Parking Garage for Forty Dollars ($40) per stall per month plus increases in the operating expenses for the Parking Garage from the first year of operation of the Parking Garage apportioned pro rata on a per stall basis.

        15. Additional Parking.

                a. Requirement for Additional Parking.

        The amount of Additional Premises that may be added to the Premises may be subject to additional parking being available for use by Tenant. The three options available for such additional parking are the (i) acquisition of adjacent land from the Burlington Northern Santa Fe Railroad (the "BN Parcel") shown on Exhibit O hereto for surface parking for the Premises and/or, together with the "Landlord's Garage Parcel" (as defined below), for the construction of a new parking garage (the "North Parking Garage") or (ii) the dedication of Tenant's current parking lot of 8th and Holgate ("Tenant's Lot") as parking for the Premises; provided the City of Seattle approves the use of Tenant's Lot as parking in conjunction with the expansion of the office use of the Building; or
(iii) the use of the BN Parcel for surface parking and the dedication of Tenant's Lot as parking for the Premises. As used herein, "Landlord's Garage Parcel" shall mean that portion of the property shown as "Landlord's Garage Parcel" on Exhibit O that coincides with the footprint of the North Parking Garage as designed and constructed.

                        (i) Landlord agrees to use its best efforts to acquire the BN Parcel, including as much land as is available for sale in order to maximize the use of the BN Parcel for surface parking or the construction of the North Parking Garage. If the BN Parcel is so acquired, Landlord will use its best efforts to obtain a Master Use Permit ("MUP") from the City of Seattle for the construction of the North Parking Garage on the BN Parcel and Landlord's Garage Parcel. Tenant agrees to cooperate with Landlord in obtaining the MUP.

                        (ii) In the event Landlord acquires the BN Parcel and obtains the MUP, the additional parking required for Tenant's expansion in the Building shall be met, at Tenant's option, through the construction of the North Parking Garage or, if allowed by the City of Seattle, through the use of surface parking on the BN Parcel together with the possible dedication of the Tenant's Lot to parking for the Building (which surface parking dedication may be superseded and replaced by Tenant's subsequent election to construct the North Parking Garage as provided herein).

                        (iii) In the event Landlord acquires the BN Parcel but is unable to obtain the MUP, then the required parking for Tenant's expansion in the Building may be through surface parking on the BN Parcel and/or, if allowed by the City of Seattle, the possible dedication of the Tenant's Lot for parking for the Building and Landlord shall have no obligation to find other parking for the Building.

                        (iv) In the event Tenant elects, in its discretion, to use the Tenant Lot to provide required parking for Tenant's expansion in the Building, and if the North Parking Garage has not been constructed as of the expiration or earlier termination of the Lease, then at the expiration or earlier termination of the Lease, Tenant agrees to sell Tenant's Lot, or land holding the equivalent number of parking stalls located no further from the Building than Tenant's Lot, to Landlord for a price equal to fifty percent (50%) of the then fair market value of the property, in the event that Landlord obtained the MUP, or ninety-five percent (95%) of the then fair market value for such property in the event Landlord did not obtain the MUP. If the parties cannot agree on the fair market value, the same procedure outlined in Section 3.b. above for the determination of Effective Fair Market Rent will be followed.

                b. Funding for Additional Parking.

        In the event additional parking is acquired for the Tenant's expansion in the Building, Tenant agrees to pay for the costs involved in obtaining such parking as follows:

                        (i) In the event Landlord acquires the BN Parcel, obtains the MUP and Tenant elects to have the North Parking Garage constructed on the BN Parcel and Landlord's Garage Parcel, Tenant agrees to fund the full cost of the acquisition of BN Parcel, the value of the Landlord's Garage Parcel as provided in Section 4.c.(iv), the cost of obtaining the MUP, and the cost of construction of the North Parking Garage by way of a Building Improvement Loan for Building Systems as provided herein.

                        (ii) In the event Landlord acquires the BN Parcel and obtains the MUP, but Tenant elects not to have the North Parking Garage constructed as provided herein, then Tenant shall fund the full acquisition cost of the acquisition of the BN Parcel, the cost of obtaining the MUP and, if Tenant uses the BN Parcel for parking, the cost of any improvements to the BN Parcel to provide for surface parking, all by way of a Building Improvement Loan for Building Systems as provided herein.

                        (iii) In the event Landlord acquires the BN Parcel but is unable to obtain the MUP, then Tenant shall fund fifty percent (50%) of the cost of attempting to obtain the MUP and, if Tenant uses the BN Parcel for parking, the cost of any improvements to the BN Parcel to provide for surface parking, all by way of a Building Improvement Loan for Building Systems as provided herein.

                c. Lease of Additional Parking.

        In the event Landlord acquires the BN Parcel, Tenant agrees to lease such BN Parcel for parking at a rate which will amortize the Building Improvement Loan for Building Systems



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

described in Sections 15.b.(i), (ii) or (iii) above plus, in the situation described in Section 15.b.(iii), an amount equal to the amortization of the cost of the acquisition of the BN Parcel over the Initial Term of the Lease in equal monthly payments at the Amortization Rate.

                d. Leasing of North Parking Garage.

        If the North Parking Garage is built, Tenant agrees to lease the North Parking Garage as provided herein. Tenant shall at all times have the right at its sole discretion to sublease parking stalls in the North Parking Garage. Tenant shall have the right to reserve all parking stalls for use by Tenant's employees in a separate designated area of the North Parking Garage. The North Parking Garage shall be available for use by Tenant's employees and visitors twenty-four (24) hours per day, seven (7) days per week, including holidays. Tenant shall operate the North Parking Garage and shall maintain the nonstructural elements of the North Parking Garage at its sole cost and expense in a clean, safe and secure condition. Landlord shall be responsible at its expense for the repair and maintenance of the structural elements of the North Parking Garage. Tenant shall reimburse Landlord for the cost of any services furnished by Landlord and shared jointly by the North Parking Garage and the Building which shall be equitably allocated to the North Parking Garage. If Tenant, its employees or guests are not able to use the North Parking Garage and access ways because of unauthorized use thereof by others, Tenant shall have the right to take whatever steps are necessary to end such unauthorized use, including posting signs, distributing parking stickers and towing away unauthorized vehicles.

                e. North Parking Garage Taxes and Insurance.

        Tenant shall pay to Landlord within thirty (30) days following receipt of an invoice from Landlord, as Additional Rent hereunder, all real property taxes allocable to the North Parking Garage and the land on which the North Parking Garage is constructed, together with the cost of



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

all insurance for the Building equitably allocable to the North Parking Garage. Unless Tenant requests to maintain its own policies of insurance for the North Parking Garage, Landlord's policies of insurance with respect to the Building, which policies shall otherwise satisfy the requirements of the Lease, shall calculate and designate a separate and discrete portion of the premium to the North Parking Garage.

        16. Representations Regarding Title and Use.

        Landlord represents and warrants to Tenant that Landlord possesses good and marketable fee title to the Property, the Building and the Premises, subject only to the title exceptions listed on Exhibit P ("Title Exceptions") attached; Landlord is authorized to enter into this Lease without the consent of any third party other than Landlord's Lender; the provisions of this Lease do not and will not conflict with or violate the provisions of existing or future agreements between Landlord and any third party (including any lender holding a security interest in the Property, Building or Project ("Landlord's Lender"); the certificate of occupancy for the Building allows, or, with respect to any Required or Optional Expansion Premises not later than the addition of such Required or Optional Expansion Premises to the Premises, will allow Tenant to use and enjoy the Premises and the common areas and facilities of the Project for the purposes set forth in this Lease; the Premises and the common areas and facilities of the Project and the uses thereof for the purposes specified in this Lease are in conformity with all applicable laws; and Landlord will deliver the Premises to Tenant, free of all tenants and occupants and claims thereto.

        17. Tenant's Signs.

        On floors less than twenty-five percent (25%) leased by Tenant, Tenant may place its signs on entrance doors to the Premises and, at Landlord's expense, Landlord shall place signs in



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

the elevator lobbies and in the hallways leading to the Premises which give directions to the Premises, based on Building standards. Tenant shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter on the windows, walls and exterior doors or otherwise visible from the exterior of the Premises, including any signs on the tower of the Building, except those currently located in the Building, without (i) first submitting its plans to Landlord and obtaining Landlord's written approval thereof (such plans must be professionally designed and call for first-class materials to be used in construction) and (ii) obtaining any required approval of the City of Seattle and of any other applicable governmental authority. Landlord shall have the right to promulgate from time to time additional reasonable rules, regulations and policies relating to the style and type of said advertising and decorative matters which may be used by any occupant, including Tenant, in the Building, and may change or amend such rules and regulations from time to time as in its reasonable discretion it deems advisable, provided that such rules and regulations shall not impose any financial burdens on Tenant to comply with any such new or amended rules and regulations referred to in this section. Tenant agrees to abide by such rules, regulations and policies. At the expiration or earlier termination of this Lease, all such signs, lights, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by Tenant upon the Premises or the Building, whether on the exterior or interior thereof, which are not included in Building Amenities, shall be removed by Tenant at its own expense, and Tenant shall repair any damage or injury to the Premises or the Building and correct any unsightly condition, caused by the maintenance and removal of said signs, lights, symbols, canopies, awnings window coverings or other advertising or decorative matter.



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

        Landlord and Tenant agree that all of Tenant's identity signage installed by Landlord as Building Amenities (the "Tenant Identity Signage") are and shall remain the personal property of Landlord. Upon expiration or earlier termination of the Lease, Tenant shall have the right, but not the obligation, to purchase the Tenant Identity Signage from Landlord by paying to Landlord an amount equal to the unamortized balance of the total costs and expenses incurred by Landlord in the purchase and installation of the Tenant Identity Signage, including the cost of removing Landlord's existing signage in connection therewith, amortized on a straight-line basis over a term of ten (10) years at the Amortization Rate.

        Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and maintenance of the tower icon (the "Starbucks" icon on the Main Building tower) and the Tenant Identity Signage above the main entrance to the Building lobby. Landlord shall be responsible for maintaining all other Building identity signs as well as directional signage on the light poles in the Building parking lot, the cost of which shall be included as Operating Expenses. Landlord shall, however, be responsible for providing all necessary electricity for the Tenant Identity Signage and shall insure the Tenant Identity Signage in accordance with the insurance requirements under the Lease, such costs and expenses to be included as part of Operating Expenses. Landlord shall maintain the poles used for Tenant's banners in the sidewalk east of the Building and Tenant shall be solely responsible for maintaining and replacing the banners as appropriate.

        18. Access by Landlord.

        Landlord and its agents shall have the right to enter the Premises, to examine the same and to show the Premises to prospective and current purchasers or lenders and, within the last twelve (12) months of the Lease Term only, to prospective tenants. Except in emergency



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

situations, or to provide normal services to be provided by Landlord hereunder, Landlord will give Tenant at least twenty-four (24) hours' advance notice prior to entering the Premises. Landlord at all times shall have and retain a key with which to unlock all of the doors in, upon or about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Entry to the Premises shall be at Landlord's risk and Landlord shall respect and protect the confidentiality of information about Tenant and Tenant's business learned as a result of such entry. Tenant, at its option, may designate certain portions of the Premises (such as the file room and computer room) as being "off limits," and except in an emergency, neither Landlord nor its employees, agents or contractors shall have any access to such off limits areas of the Premises unless accompanied by an employee of Tenant. If Tenant elects to designate areas of the Premises as "off limits" Tenant may install separate locks on such areas provided Landlord is provided keys to such locks as required by the fire code. Landlord shall conduct its activities in or about the Premises at a time and in a manner so as to minimize disruption of or interference with Tenant's business or access to the Premises.

        19. Services.

                a. Basic Services.

        Except as otherwise specifically provided herein, Landlord shall maintain and repair the Premises, the exterior of the Building and the public and common areas and facilities of the Project, in good order and condition consistent with maintenance standards for well maintained office and/or other mixed-used (i.e., office, warehouse and retail) buildings in the City of Seattle.



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

                b. Access.

        Landlord shall provide security for the Building and the Premises which restricts access to the Premises other than during "normal business hours" (i.e., 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding holidays). Tenant shall have access to the Premises and the parking areas (for Tenant's customers, guests and invitees) serving the Building twenty-four (24) hours per day, seven (7) days per week, holidays included, without having to give prior notice to Landlord or Landlord's agent. The elevators serving any Floor(s) on which the Premises are located shall be locked off after normal business hours but at least one (1) elevator shall allow access to the Premises when a valid cardkey or code is used. A guard will be available in the lobby at all times after hours to let Tenant's employees into the Premises if the elevators are locked off.

                c. Building Services.

        Landlord shall provide Tenant with standard building services normally provided in well maintained buildings, and Landlord shall furnish the Premises with electricity for lighting and operation of low power office machines (including but not limited to PC's, printers, file servers, and copiers) heat, air-conditioning (the HVAC System shall function so that Tenant may maintain a temperature within 2 degrees of 72 degrees F at all times subject to needed adjustment, during normal business hours, hot and cold water, and elevator services, holidays included, at no cost to Tenant other than the Base Floor Rent. After hours electrical service will be separately metered, with meters installed as part of Tenant's Work, for the actual cost of such after hours electricity which will be paid for by Tenant within thirty (30) days of receipt of an invoice from Landlord. All electrical service to the Premises above standard use will be metered and billed directly to and be paid by Tenant.



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

                d. Security and Safety System.

        Landlord shall supply an electronic security system in the Building which shall be in operation twenty-four (24) hours per day, and which will include at least twenty (20) exterior and interior video security cameras and an after hours electronic entry/exit system to the Building. In addition, Building security personnel shall be on duty within the Project twenty-four (24) hours per day. Landlord shall also supply a life safety and detection system in the Building to provide maximum protection against fires and other life safety risks with public announcement capacity and in compliance with the standards of all applicable laws.

                e. Elevator Services.

        Tenant shall have the right to use all elevators servicing the main lobby of the Building. At least one lobby elevator shall, subject to all applicable fire department or other governmental rules and regulations, be dedicated exclusively to Tenant's Floors of the Building, for the Term of the Lease (but will be built so as to be able to open on other Floors) and shall be controlled after hours by a "card key" security system. At the request of Tenant, Landlord shall use its best efforts to remove or relocate existing tenants in the Building in order to provide space for the construction of up to three (3) new elevators which shall serve the central portion of the Building, including the Premises, and shall be accessible from the existing main lobby of the Building. Any such additional elevators shall be constructed by Landlord and included as Building Systems.

                f. Interruption of Services.

        Landlord shall not be liable to Tenant for any loss or damage caused by or resulting from any variation, interruption or any failure of the services to be provided by Landlord pursuant to this Lease due to force majeure as the same is defined hereunder in Section 35. Except as



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

provided below, no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident or strike or conditions or events not under Landlord's control, shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. Landlord shall exercise its best efforts to restore such services and utilities as soon as is reasonably practicable and to the extent reasonably practicable, to provide temporary replacement services and utilities if deemed necessary by Tenant for the continued operations of its business on the Premises. If any services to be provided by Landlord pursuant to this Lease are not provided for periods in excess of forty-eight (48) hours after written notice to Landlord, and the interruption renders all or a portion of the Premises untenantable for Tenant's use, Rent shall thereafter be abated in the same ratio as to that portion of the Premises which Tenant reasonably determines is not usable for Tenant's business purposes, shall bear to the whole of the Premises for the period in excess of forty-eight (48) hours until the interruption in services is remedied and full service to the Premises is restored.

                g. After Hours.

        All references herein to "after hours" means hours other than normal business hours specified above in Section 19.b.

        20. Assignment.

        Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or Tenant's leasehold estate hereunder (collectively, an "Assignment"), or permit all or any part of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights



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

with respect to Tenant's leasehold estate hereunder (collectively, "Sublease") except as noted under Sections 20.a. and 20.b. below.

        Any Assignment or Sublease in violation of this Section 20 shall be void. The acceptance of Rent or additional charges by Landlord from a purported assignee or sublessee shall not constitute the waiver by Landlord of the provisions of this Section 20 with respect to such attempted Assignment or Sublease. Tenant agrees to pay Landlord's reasonable legal and accounting costs of reviewing any proposed Assignment or Sublease which shall, in no event, exceed Fifteen Hundred and No/100 Dollars ($1,500.00) per request in 1995 dollars to be adjusted annually by changes in the Index.

                a. Right to Assign or Sublease.

        Without Landlord's consent, Tenant may (i) assign this Lease in its entirety (including all extension rights, expansion rights and other rights provided herein) or (ii) Sublease all or any portion of the Premises, provided the assignee or sublessee (i) will use the space in question for general office and related purposes consistent with Section 7 above, (ii) is an affiliate of Tenant (including without limitation a parent corporation, subsidiary corporation, "brother-sister" corporation or affiliated partnership), an entity resulting from a merger or consolidation with Tenant or any affiliate of Tenant, an entity succeeding to the business and assets of Tenant, or an entity resulting from the reorganization of Tenant or its affiliates provided any such entity has a net worth equal to or greater than that of Tenant as of the Restatement Effective Date. In the event of such an Assignment or Sublease, and provided that the assignee or sublessee assumes in writing all of the obligations of Tenant under the Lease, Tenant shall be released of all obligations under the Lease. If any such assignee or sublessee under this Section has a net worth greater than Fifty Million Dollars ($50,000,000.00), but less than the net worth of the Tenant as



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

of the execution date of this Lease, Tenant agrees to guarantee the performance of such assignee or sublessee under the Lease for a period of one (1) year after the effective date of the Assignment or Sublease as provided herein; provided further that no such Assignment or Sublease effective prior to October 1, 2010, shall release Tenant of its obligations under this Restated Lease.

                b. Other Assignments or Subleases.

        Any other Assignment of this Lease or Sublease of all or any part of the Premises shall be made only as follows:

        If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord (the "Assignment Notice") of its desire to do so, which Assignment Notice shall contain, without limitation, (i) the name of the proposed assignee, subtenant or occupant, (ii) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises,
(iii) the annual rent, and any adjustments in rent to be paid by the proposed assignee, subtenant or occupant, (iv) a list of the deductions proposed to be taken from Tenant's proceeds from the Assignment or Sublease to be used to calculate the fifty percent (50%) to be paid to Landlord as provided herein, (v) the term of the proposed Assignment or Sublease, and (vi) the area of the Premises subject to the proposed Assignment or Sublease. In addition, Tenant shall also provide Landlord within five (5) business days of Landlord's request therefore, such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

        At any time within five (5) business days after Landlord's receipt of the Assignment Notice, and any financial information requested by Landlord, Landlord shall, by written notice to



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Tenant, elect in writing to (i) consent to the Sublease or Assignment, or (ii)
disapprove the Sublease or Assignment; provided, however, Landlord shall not unreasonably withhold or condition its consent to the Assignment or Sublease. Failure to respond shall be deemed consent. As a condition for granting its consent to any Assignment or Sublease, however, Tenant agrees to pay to Landlord fifty percent (50%) of all Tenant's proceeds in connection with such Assignment or Sublease which exceed the Rent payable by Tenant to Landlord hereunder (or a proportionate amount thereof representing the portion of the Premises subject to a Sublease or Assignment, if less than the entire Premises is subject to a Sublease or Assignment), less (i) Tenant's reasonable leasing commissions; (ii) payment attributable to the amortization (over the sublease term) of the cost of tenant improvements made to the Premises at Tenant's expense for the assignee or sublessee, if any; (iii) payment attributable to the remaining amortization (if any) of Tenant Work paid for by Tenant which are within the portion of the Premises subject to the Assignment or Sublease and which will remain therein during the term of the Assignment or Sublease, amortized from date of installation on the same basis as if such work had been amortized as Building Amenities; and (iv) any other reasonable direct out-of-pocket costs related to Tenant's securing an assignee or sublessee, such as attorney's fees. If Landlord consents to the Sublease or Assignment within the time periods set forth herein, Tenant may within one hundred (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment of the Lease or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the Assignment Notice. All property management responsibilities regarding any assignees or sublessees of Tenant, which increase the cost to Landlord over and above that which was provided to Tenant, will be the responsibility of



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

Tenant and paid for by Tenant or its assignee or sublessee, unless otherwise agreed, in writing, by Landlord.

        No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease except as provided under Section 20.a. hereof. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other or further Assignment or Sublease.

        Notwithstanding the foregoing, if Tenant seeks to Sublease, in the aggregate, more than fifty percent (50%) of the Premises pursuant to this
Section 20.b (other than Subleases for less than one year), Landlord shall be entitled to terminate this Lease as to such portion of the Premises under Sublease (or proposed Sublease) as may be required to cause no more than fifty percent (50%) of the Premises to be under Sublease. Such termination right (referred to herein as "Recapture" and Landlord's "Right of Recapture") shall operate as follows: (1) As used herein the "50% Maximum" shall mean a constant number equal to fifty percent (50%) of the maximum amount of Premises under lease to Tenant prior to any Recapture (i.e. if Tenant had under lease 800,000 Square Feet of Rentable Area, the 50% Maximum will be a constant 400,000 Square Feet, even if Landlord Recaptured 200,000 Square Feet so that only 600,000 Square Feet remained under lease). (2) Tenant shall notify Landlord (the "Excess Sublease Notice") of the date on which Tenant intends to begin marketing any space that would exceed the 50% Maximum (the "Excess Sublease Marketing Date"), and the projected date of Sublease of such space (the "Projected Sublease Date"). (3) The Excess Sublease Notice shall include Tenant's designation of a commercially reasonable portion of the Premises (which may include areas other than the area proposed for sublease) which, if recaptured, would bring the total proposed



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

Sublease under the 50% Maximum (such space being referred to as "Premises Available for Recapture"). Landlord may, within five (5) business days of receipt of Tenant's Excess Sublease Notice, inform Tenant whether Landlord elects to Recapture that portion of the Premises Available for Recapture. If Landlord elects to exercise its Right of Recapture, Tenant may nullify that election by withdrawing its Excess Sublease Notice by notice given to Landlord within ten (10) days after Landlord's exercise of its Right of Recapture. If Landlord exercises its Right of Recapture and Tenant does not withdraw its Excess Sublease Notice, then on the Projected Sublease Date, this Lease shall be deemed terminated as to the portion of the Premises Available for Recapture. Landlord and Tenant shall split equally the cost of any demising walls or systems segregation necessary to make the Premises Available for Recapture commercially leasable as a separate tenant premises.

        Except as to space as to which Landlord has exercised its Right of Recapture as provided above, in the event that Tenant proposes to Sublease space pursuant to this Section 20.b (the "Proposed 20.b Sublease Space") such that the Proposed 20.b Sublease Space plus all space then under Sublease pursuant to this
Section 20.b exceeds the 50% Maximum (in which case the entire amount of such Proposed 20.b Sublease Space, whether or not such entire amount is in excess of the 50% Maximum, shall be referred to as "Excess 20.b Sublease Space"), then in addition to the otherwise existing requirements of this Section 20.b, the following procedures shall apply:

        a. For a period beginning on the Excess Sublease Marketing Date and ending on the first annual anniversary of the Excess Sublease Marketing Date, both Tenant and Landlord may market the Excess 20.b Sublease Space. During such period, if Tenant proposes a sublessee,

Landlord may withhold its consent in its sole discretion, but if Landlord proposes a sublessee, Tenant's consent shall not be unreasonably withheld.

        b. From and after the first annual anniversary of the Excess Sublease Marketing Date, if a Sublease for the Excess 20.b Sublease Space has not otherwise been executed, neither party shall unreasonably withhold consent to a Sublease proposed by the other party.

        21. Hazardous Substances.

        Without Landlord's consent, Tenant shall not keep, use, release or dispose of any substances designated as, or containing components now or hereafter designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation under any federal, state or local law, regulation or ordinance ("Hazardous Substances") on or about the Premises, the Building or the Property; provided, the foregoing, shall not preclude Tenant from keeping and using in or about the Premises and the Building, office supplies, ordinary cleaning products and the like which are normally found in business offices or in connection with the operation of a roaster or food service operations, and which contain or may contain Hazardous Substances, so long as Tenant uses, stores and disposes of any such products and supplies in compliance with all applicable environmental laws. Landlord hereby agrees to defend, indemnify and hold Tenant harmless from any and all clean up costs and expenses (including, without limitation, attorneys fees and costs) and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs relating to any remedial action or clean up suffered or incurred by Tenant arising out of or related to the presence of asbestos or other Hazardous Substances in, on or under the Premises, the Building or the Property, unless caused by Tenant, its employees, agents or contractors. Tenant hereby, agrees to defend, indemnify and hold Landlord harmless from any and all clean up costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs relating to any remedial action or clean up suffered or incurred by Landlord and caused by Tenant's use of the Premises. Landlord shall not allow any tenant or occupant of the Building to use any premises in the Building, for any business in which any toxic, infectious, Hazardous Substances are produced, stored or disposed in, on or about the Project except in accordance with all applicable laws.

        22. Insurance: Indemnification.

                a. Indemnities.

        Tenant shall indemnify, defend and hold Landlord, its officers, agents, employees and contractors harmless from all losses, damages, fines, penalties, liabilities and expenses (including reasonable attorneys' fees and costs) resulting from any actual injury to any person or from any actual loss of or damage to any property, attributable to Tenant's use of the Premises or caused by or resulting from any negligent or intentional act or omission of Tenant or any employee, agent, contractor or invitee. Landlord shall indemnify, defend and hold Tenant, its officers, agents, employees and contractors harmless from all losses, damages, fines, penalties, liabilities and expenses including reasonable attorneys, fees and costs resulting from any actual injury to any person or from any actual loss of or damage to any property attributable to Landlord's operation of the Project or caused by or resulting from any negligent or intentional act or omission of Landlord or any employee, agent, contractor of Landlord; provided that in no event shall Landlord be liable for interference with Tenant's light, air or view in or from the Premises. The foregoing indemnities specifically cover actions brought by each party's own employees and shall survive the expiration or earlier termination of this Lease. The foregoing indemnities are specifically and expressly intended to constitute waivers with respect to the other party of each party's immunity, if any, under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the waiving party and its employees, to the extent of their negligence. LANDLORD AND TENANT ACKNOWLEDGE THE FOREGOING INDEMNIFICATION PROVISIONS WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

                b. Concurrent Negligence.

        In the event of concurrent negligence of Tenant, its agents, employees, sublessees, licensees, contractors or invitees on the one hand, and that of Landlord, its agents, employees, licensees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property in relation to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance or use of the Premises or the Building, each party's obligation to indemnify the other party as set forth in this Lease shall be limited to the extent of the negligence of the indemnifying party, and that of its agents, employees, sublessees, licensees, invitees or contractors, including its proportionate share of costs and attorneys, fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

                c. Tenant's Insurance.

                        (i) Tenant shall, during the entire term of this Lease and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

                                (1) Standard form policy of property insurance
insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("Special Cause of Loss") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable and/or that was installed at Tenant's expense,



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

and which is located in the Building including, without limitation, Tenant's Work, furniture, fittings, installations, fixtures and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, such dispute shall be resolved through consultation between Landlord and Tenant. This insurance policy shall also insure the direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or the Building in the amount as will properly reimburse Tenant. Such policy shall name Landlord and any Landlord's Lender as loss payee, as their interests may appear from time to time with respect to the Four Dollars ($4.00) contribution made by Landlord toward Tenant's Work in the Initial Premises which was required in the Initial Amended Lease.

                                (2) Commercial General Liability Insurance
insuring Tenant against any liability arising out of the lease, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the minimum amount of Three Million Dollars ($3,000,000.00) per occurrence with an umbrella coverage of not less than Ten Million Dollars ($10,000,000.00) Combined Single Limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year as reasonably required by Landlord. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability and shall (A) name Landlord and any Landlord's Lender as an additional insured, and
(B) contain a cross-liability provision.

                                (3) Workers' Compensation and Employer's
Liability Insurance (as required by state law).

                                (4) Any other form or forms of insurance as
Tenant or Landlord or any Landlord's Lender may reasonably require from time to time (not more than once per year) in form, amounts and for insurance risks against which a prudent tenant would protect itself.

                        (ii) All policies referred to in Section 22.c.(i) above shall be primary and noncontributory, shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies qualified to issue insurance in the State of Washington and holding a General Policyholder's Rating of "A" and a Financial Rating of "IX" or better, as set forth in the most current issue of Best's Insurance Guide. Within ten (10) days after the execution of this Restated Lease, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage in accordance with the provisions as provided in this subsection. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof. If Tenant fails to obtain such insurance policy, Landlord, after ten (10) days prior written notice to Tenant, may obtain such insurance. If Landlord obtains any insurance that is the responsibility of Tenant under this Section 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed, and Tenant will pay such cost within thirty (30) days after its receipt of the statement.

                d. Landlord's Insurance.

        So long as Tenant is lessee of at least 500,000 Square Feet of Rentable Area in the Building, Landlord shall consult with Tenant in placing the Landlord's insurance required hereunder. Landlord shall maintain at all times during the Lease Term a policy or policies of property insurance with extended coverage endorsement covering the Building in an amount equal to one hundred percent (100%) of the replacement cost of the Building (including costs required to comply with codes and ordinances in effect at the time of repair) as determined by the insurer based on the Marshall Swift (or similar) valuation estimates. In addition, Landlord may maintain at all times during the Lease Term a policy or policies of DIC (Difference in Conditions) insurance to cover flood and earthquake damage in an amount at the minimum equal to the Potential Maximum Loss ("PML") as determined by the insurer(s) (with such endorsements as are necessary to prevent co-insurance), provided such DIC insurance is then commonly carried by institutional owners of similar multi-tenant buildings in the area. If such insurance is not commonly carried, Landlord will notify Tenant in writing and Tenant may thereafter require Landlord to obtain such coverage; provided in such event Tenant shall pay the premium for the DIC insurance coverage. Further, Landlord shall maintain at all times during the Lease Term a policy or policies of commercial general liability, or a combination of commercial general liability and umbrella or excess liability insurance naming Tenant as an additional insured thereunder, with combined limits of not less than Ten Million Dollars ($10,000,000). The liability insurance required hereunder shall cover all of Landlord's operations and activities and all contingent liability of Landlord for all operations performed at the Building on Landlord's behalf by Landlord's contractors or subcontractors, and shall specifically include contractual liability coverage. The liability coverage required hereunder shall provide that Landlord's insurance applies separately to each named insured or additional insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer's liability. Landlord's property insurance policy shall include Tenant as a loss payee as respects its interest, as lender, in Building Systems and Building Amenities, provided Landlord's

Lender shall also be named as a loss payee as respect Landlord's Lender's interest in the Project. The deductibles for any insurance carried by Landlord hereunder shall be at Landlord's discretion and will reflect then current market conditions; provided that if the deductible is greater than $100,000 per occurrence for property insurance (excluding DIC coverage), Landlord shall consult with Tenant, and will obtain insurance with a lower deductible as directed by Tenant provided Tenant agrees to pay the difference in premium between the insurance with a deductible proposed by Landlord and the insurance with the deductible elected by Tenant.

        23. Waiver of Subrogation.

        Landlord and Tenant each hereby waive any and every claim which arises or may arise in its favor and against the other party during the term of this Lease or any extension or renewal, for any and all losses resulting from the peril of any casualty (or other causes which could be insured against under the terms of a broad form property insurance policy with an extended coverage endorsement) to any of its real and personal property located within or upon, or constituting a part of, the Premises, the Building the Property or the Project. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party agrees, if not previously arranged with insurance company, immediately to give each insurance company which has issued to it, policies of property insurance covering the peril of any casualty (or other causes could be insured under the terms of a broad form property insurance policy with an extended coverage endorsement) written notice of the terms of said mutual waivers, or to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

        24. Subordination.

        Landlord represents and warrants to Tenant that Landlord is the fee owner of the Building and the Property, subject only to the Title Exceptions, including that certain Deed of Trust dated and recorded in the records of King County, Washington under Recording No. 980415-0720, in which Teachers Insurance and Annuity Association is the beneficiary, Transamerica Title Insurance Company is the trustee and Landlord is the grantor. Upon any permitted refinancing of such loan, Landlord, Landlord's Lender and Tenant will execute a Subordination and Nondisturbance Agreement (the "SND Agreement") substantially in the form attached hereto as Exhibit Q for Landlord's Lender's benefit in which Tenant (i) confirms that this Lease is subordinate to the Deed of Trust, (ii) agrees to attorn to Landlord's Lender if such Lender becomes the owner of the Property or the Building, (iii) agrees to give Landlord's Lender copies of whatever notices of default Tenant may give Landlord hereunder, (iv) agrees to accept a cure by Landlord's Lender of any of Landlord's defaults, provided such cure is completed within the cure period set forth in the SND Agreement, and (v) agrees not to pay Rent more than one (1) month in advance. Tenant agrees to subordinate its interests in this Lease to any subsequent Landlord's Lender having an interest in the Property if such Landlord's Lender executes for Tenant's benefit a nondisturbance agreement which is substantially identical to the one described above for such Landlord's Lender's execution, or otherwise reasonably acceptable to Tenant, provided that Tenant's rights under the Lease shall not be abridged nor its obligations under the Lease enlarged thereby.

        25. Casualty or Condemnation.

                a. Casualty.

        If the Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall, to the extent of the available insurance proceeds plus (except in the case of flood or earthquake) the deductible, proceed with reasonable diligence to rebuild and restore the Premises and the Building or such part thereof as may be damaged as aforesaid, provided that within twenty (20) days after such destruction or damage Landlord will notify Tenant of Landlord's intention to do so and the time period within which such work will be accomplished. If Landlord is to rebuild and/or repair the Premises and/or the Building as provided in the preceding sentence, Tenant agrees to release such insurance proceeds received by Tenant from its insurance carrier with respect to insurance carried by Tenant on the Tenant's Work pursuant to
Section 22.c. above. Landlord shall restore and/or repair the Premises and/or the Building (with improvements substantially comparable in quality to the improvements to the Premises existing prior to the casualty) as rapidly as possible, subject to delays beyond Landlord's control. During the period of such rebuilding and restoration the Rent shall be abated in the same ratio as that portion of the Premises rendered untenantable by the damage bears to the whole of the Premises. If Landlord shall fail to notify Tenant, as required by this Section, this Lease shall, at Tenant's option, at the expiration of the time for the giving of the notice required above, terminate. If Tenant is deprived of elevator access to the Premises as a result of a casualty, Rent shall be abated in the same ratio as that portion of the Premises which Tenant reasonably determines is not usable for Tenant's business purposes shall bear to the whole of the Premises during the duration of the period during which such access is unavailable. If the casualty giving rise to the damage is uninsured, or substantial completion of the restoration of any damage will take longer than three hundred sixty (360) days from the date of the damage or destruction, either party shall have the right to terminate this Lease by giving the other party written notice thereof within sixty (60) days after the casualty causing the damage. In the event that the Lease is terminated as provided in this paragraph, Tenant and Landlord agree that each party will make every effort to release the insurance proceeds to the party entitled thereto under the Lease to the other party as its respective interest may appear from time to time.

                b. Condemnation.

        If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), which taking materially interferes with Tenant's use of the Premises, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession of the Premises or the portion thereof. Upon receipt of the condemnor's notice of intention to take by either party, such party shall immediately give written notice of such receipt to the other party. If more than twenty-five percent (25%) of the Premises, the Building, or the Property is taken by condemnation, and if the effect of such condemnation is to render the Premises untenantable for Tenant's uses, then either Landlord or Tenant may terminate this Lease, by written notice to the other party, at any time following the date the condemnor gives notice of its intention to take, and such termination shall be effective on the date the condemning authority shall have taken title or possession. If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the Rent shall be reduced in the same proportion that the area taken bears to the total area of the Premises prior to taking. In the event this Lease is not so terminated, then Landlord agrees, at Landlord's sole cost, as soon as reasonably possible to restore the Premises to a complete unit of like quality, character and utility for Tenant's purposes as existed prior to the condemnation. Nothing contained herein shall be deemed or construed to prevent Landlord or Tenant from enforcing and prosecuting a claim or claims for the value of its respective interest or rights in connection with any condemnation proceedings, whether partial or complete.

        26. Insolvency.

        If Tenant becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Tenant, or a petition is filed in a court of competent jurisdiction to have Tenant adjudged bankrupt, then Landlord at Landlord's option may terminate this Lease, provided if the bankruptcy petition filed with respect to Tenant is involuntary, Tenant shall have ninety (90) days in which to cause such petition to be discharged before Landlord shall have such termination right. Said termination shall reserve unto Landlord all of the rights and remedies available under Section 27 below, and Landlord may accept rents from such assignee or receiver without waiving or forfeiting said right of termination.

        27. Default.

                a. By Tenant.

        If any Rent is in arrears for a period of ten (10) days after a written notice from Landlord to Tenant, or if Tenant shall fail at any time to keep or perform any of the covenants or conditions of this Lease other than a covenant for the payment of the monthly Rent for a period of more than thirty (30) days after written notice thereof from Landlord (unless the cure cannot reasonably be completed within such thirty (30) day period, and Tenant commences to cure such default within such thirty (30) day cure period and diligently pursues such cure to completion), then, and in either or any of such events Landlord, may, at its option, cancel this Lease upon giving the notice required by law, and/or may re-enter said Premises, but notwithstanding such re-entry by the Landlord, the liability of the Tenant for the Rent provided for herein shall not be extinguished for the balance of the Term of this Lease, and Tenant covenants and agrees to make good to the Landlord any deficiency arising from a re-entry and/or a reletting of the Premises at a lesser rental than herein agreed. The Tenant shall pay such deficiency each month as the amount thereof is ascertained by the Landlord. Landlord shall have an affirmative obligation to use its best efforts to relet the Premises or any portion of such Premises, and Tenant shall pay the cost for reletting including but not limited to the cost of tenant improvements, any of Landlord's reasonable attorneys' fees and the real estate commission for such reletting. If Landlord relets for a period of time longer than the current Lease Term, then any such costs shall be allocated throughout the entire reletting term to not unduly reduce the amount of consideration received by Landlord during the remaining period of Tenant's Lease Tenn. No remedy or election by Landlord hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        If any payment due from Tenant to Landlord hereunder is more than ten
(10) days late, Tenant shall pay Landlord interest on such late payment at an interest rate of two percent (2%) above the Prime Rate.

                b. By Landlord.

        If Landlord fails to perform any covenant or condition of this Lease, requiring the payment of money on the part of Landlord and such failure is not cured within ten (10) days after written notice from Tenant to Landlord, or if Landlord shall fail to keep or perform any of the covenants or conditions of this Lease other than a covenant or condition requiring payment of money by Landlord and such failure is not cured within thirty (30) days after written notice of the failure from Tenant to Landlord, then, in addition to all other rights or remedies available to Tenant under this Lease, at law or in equity, Tenant may perform the covenant or condition which Landlord failed to perform and Landlord shall, upon receipt of an invoice from Tenant, pay Tenant the actual costs incurred by Tenant in so doing, together with interest thereon at an interest rate two percent (2%) above the Prime Rate provided, however, if Landlord commences curative efforts of a nonmonetary failure within the thirty (30) day cure period and is diligently prosecuting the cure in good faith, then the thirty (30) day period shall be extended so long as Landlord is diligently prosecuting the cure to completion. In addition to the foregoing rights and remedies of Tenant, if Tenant has also given notice of the failure to Landlord's Lender as provided in the SND Agreement, and the default is not cured within the applicable time periods, Tenant shall, in addition to all other rights and remedies at law or in equity, also have the right to terminate the Lease on written notice to Landlord and Landlord's Lender, provided that such termination right shall only be applicable with respect to uncured defaults which have a material adverse impact on Tenant's occupancy or use of the Premises or on Tenant's current or future parking requirements.

        28. Storage Space.

        During the entire term of this Lease, Tenant may lease available storage space in the Building at the then market rates charged to third parties. Tenant shall have access to the storage space twenty-four (24) hours per day, seven (7) days per week, including holidays. Landlord does not guarantee the availability, location or amount of storage space which may be available at any time. Once Tenant has notified Landlord that Tenant desires to lease storage space in the Building and for so long as such notice is applicable, as storage space becomes available for lease (including space previously declined by Tenant), Landlord shall make such space available



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

on a first offer basis. If Tenant does not agree to lease such space within ten
(10) days of notice from Landlord that this space will be available, Landlord may lease such space to third parties.

        29. Building Name.

        The name of the Building is the Starbucks Center, and Landlord agrees not to change the name of the building during the Lease Term except as provided below. So long as Tenant occupies at least 25% of the Building, Tenant may direct Landlord to rename the Building to any new trade name that Tenant adopts for at least 70% of its retail outlets (e.g. by way of merger), or may direct Landlord to restore the SODO Center name of the Building; provided Tenant pays all costs reasonably attributable to such name change.

        If Tenant directs the restoration of the SODO Center name, then Tenant agrees not to use the name or designation of the Building except as may be permitted in writing by Landlord which consent shall not be unreasonably withheld or delayed. If any such use is permitted, Tenant shall promptly discontinue the use of upon termination or expiration of this Lease. Tenant shall have no property right or interest in any name or designation which may become associated with Tenant's business to the extent that such name or designation contains any reference to the name or designation of the Building. If Tenant by operation of law or otherwise is deemed to have acquired any title or other right to any such name or designation of the Building, Tenant shall forthwith assign the same to Landlord or Landlord's designee without consideration other than the consideration of this Lease.

        30. Building Directory.

        Sufficient space shall be provided under Tenant's name on the building directory in the main lobby of the Building to list the departments of Tenant. Such list shall be updated from



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

time to time (no more frequently than once per month), at Tenant's cost, when requested by Tenant.

        31. Commission.

        A commission shall be paid by Landlord pursuant to the Commission Agreement approved by Landlord and Craig Kinzer & Co. The parties agree that Craig Kinzer & Co. represented Tenant in the negotiation of this Lease. Each party represents that it has no agreement to pay a commission to any other third party and will hold the other party harmless from any such claims for commissions made by third parties.

        32. Binding Effect.

        Each of the provisions of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Section 20 above. No waiver by Landlord or Tenant of a breach by the other of any covenant or condition of this Lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

        33. Holding Over.

        If Tenant holds possession of the Premises after the term of this Lease, Tenant shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except Rent, which shall be the then current fair market rent for the Premises or one hundred fifty percent (150%) of the Base Floor Rent for the period immediately preceding the end of the Lease Term, whichever is greater.

        34. Attorneys' Fees.

        If either party to this Lease commences a legal action in order to enforce this Lease, the prevailing party in such action shall be entitled to recover from the nonprevailing party the prevailing party's reasonable costs and attorneys' fees, including any such costs and attorneys' fees as are incurred in bankruptcy court or on appeal.

        35. Force Majeure.

        The occurrence of any of the following events shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such event continues: strikes; lockouts; third-party labor disputes; acts of God; governmental restrictions, regulations or controls; judicial orders; results of hostile governmental action; civil commotion, fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Rent.

        36. Quiet Enjoyment.

        So long as Tenant pays the Rent and performs the covenants contained in this Lease, Tenant shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this Lease.

        37. Recordation.

        Tenant shall not record this Lease without the prior written consent of Landlord; however, at Tenant's request, Landlord shall execute for recording a memorandum of this Lease in the form attached hereto as Exhibit R ("Memorandum of Lease").

        38. Governing Law.

        This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

        39. Entire Agreement, Amendments and Severability.

        This is the entire agreement between Landlord and Tenant with respect to the leasing of the Premises. This Lease supersedes all prior discussions and agreements with respect to the leasing of the Premises, and may not be waived or modified except by a written instrument signed by both parties. If any provision of this Lease is finally adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed deleted to that extent and all other provisions of this Lease shall remain in full force and effect. This Lease is the result of substantial negotiations between Landlord and Tenant. Consequently, this Lease shall be construed in accordance with the fair intent of the language contained herein in its entirety and not for or against either party, regardless of which party was responsible for the preparation of this Lease. The parties represent and warrant to each other that each has consulted with its own legal counsel in connection with the preparation of this Lease.

        40. Notices.

        Any notice, consent, approval or other communication required or given pursuant to this Lease shall be in writing and must be personally delivered, delivered by facsimile with electronic confirmation of delivery or mailed by United States certified mail, return receipt requested, postage prepaid. If mailed, notices shall be deemed received on the second (2nd) day following the date of mailing. Notices shall be sent to the receiving party at the address set forth below or such other address as either party may designate in writing to the other party:



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

by a chain-link fence and secured by a padlock. Tenant shall at all times have access to the Premises from the loading dock and Shipping Area through the freight corridor and freight elevator "C."

        44. Dispute Resolution.

                a. Mediation.

        In the event of any dispute between the parties arising under the Lease with respect to (a) the payment of Rent (other than determination of Effective Fair Market Rent under Section 3.b), (b) identification of subsequent Building Improvements as Building Systems or Building Amenities, (c) Operating Expenses,
(d) Expansion Options, (e) rights of first refusal, or (f) any other dispute that the parties agree to resolve pursuant to this Section 44, the party desiring to resolve the dispute shall first request that the dispute be mediated and mediate the dispute. The requested mediation shall take place in Seattle, Washington within twenty (20) business days after written notification to the other party. The mediator shall be selected by agreement of the parties or by the American Arbitration Association (or any successor organization thereto) in Seattle, Washington and shall have at least five (5) years of experience in commercial office and industrial real estate management in the Seattle, Washington area.

                b. Arbitration.

        In the event any dispute mediated pursuant to Section 44.a. above is not resolved by mediation within ten (10) business days after commencement of the mediation or, if earlier, at such time as the mediator determines in good faith that a resolution cannot be achieved through mediation, the mediator shall submit the dispute to binding arbitration. The arbitrator shall be selected by agreement of the parties or by the American Arbitration Association (or any successor organization thereto) in accordance with its rules then prevailing and shall have five

(5) years of experience in commercial office and industrial real estate management in the Seattle, Washington area. The arbitrator shall have the authority to fashion such just, equitable and legal relief as the arbitrator shall, in its sole discretion, determine; provided, however, that the arbitrator shall be required to enforce the attorney fee provisions set forth in Section 34 above. Each party shall bear all of its own expenses of arbitration. All arbitration proceedings shall be conducted in Seattle, Washington. The decision of the arbitrator shall be binding upon the parties and may be enforced in the application of either party by the order or judgment of a court of competent jurisdiction. The duty to arbitrate shall survive the cancellation or termination of this Lease.

        45. Right of Second Refusal on Sale of Building.

        Home Depot currently holds a right of first refusal on Landlord's sale of the Larger Development. In the event Landlord places the Larger Development or any portion thereof on the market, Landlord agrees to give Tenant a right of second refusal to purchase the Project in the event Home Depot does not exercise its right of first refusal. Tenant shall have thirty (30) days from its receipt of written notice from Landlord that Home Depot has not exercised its right of first refusal to exercise Tenant's right of second refusal, which exercise must be in writing.

        46. Rooftop Area.

        Landlord acknowledges that Tenant may improve the rooftop of the Parking Garage as Building Amenities, subject to all applicable laws and regulations.

        47. Rooftop Communications Equipment.

        Tenant may, at its option and expense have the right to put communications receiving/sending equipment on the rooftop of the Building and/or the Parking Garages for its own use and not for lease to third parties, which equipment may be operated throughout the Lease Term and any renewals or extensions thereof. Tenant shall ensure that communications equipment installed on such roofs conforms to guidelines set forth by the City of Seattle and is consistent and compatible with the Building's design and other systems. Such equipment shall be maintained at Tenant's cost and at Tenant's risk. Landlord shall have no obligations regarding the maintenance or insurance of such equipment. Landlord recognizes the importance of rooftop communications equipment to Tenant, will fully cooperate with Tenant in developing reasonable screening requirements for such equipment, to be effected by Tenant at Tenant's expense, and shall not unreasonably withhold its approval of Tenant's proposed installation of any such equipment.

        Landlord will make every effort not to allow any other tenant to install any systems or device that would interfere with the operation of Tenant's communication system and Tenant shall make every effort such that its communication system will not interfere with those of existing tenants in the Building.

        48. Daycare.

        Landlord agrees that, subject to Tenant's compliance with all applicable laws and regulations, Tenant may install in the Premises a licensed day care facility. Such day care facility shall have the right to use the park area in the parking lot east of the Building.

        49. Generator.

        The Premises shall include space in the Project for the installation of one (1) generator for use by Tenant in the location shown on Exhibit T attached hereto ("Location of Generator"). Tenant shall be responsible for the installation, maintenance and repair of this generator.

        50. East Lot.

        Landlord agrees not to construct any structures in the East Lot without Tenant's prior written approval which approval will not be unreasonably withheld, delayed or conditioned; provided that if Landlord desires to erect a structure in the East Lot, Tenant shall have the right of first refusal to lease such area for a Starbucks retail store. Tenant must exercise such right of first refusal by written notice to Landlord within thirty (30) days of Tenant's receipt of written notice of Landlord's desire to erect a structure in the East Lot and the terms of the lease for such retail store shall be negotiated in good faith by the parties.

        IN WITNESS WHEREOF, the parties have executed this Amended and Restated Lease the day and year first above written.

                                            LANDLORD:
                                            FIRST AND UTAH STREET ASSOCIATES,
                                            L.P., a Washington limited
                                            partnership
                                            By: SODO Center, Inc., its general
                                                partner

                                            By /s/ KEVIN DANIELS
                                               ---------------------------------
                                               Its Vice President
                                                  ------------------------------


                                            TENANT:

                                            STARBUCKS CORPORATION, a Washington
                                            corporation

                                            By /s/ MICHAEL CASEY
                                               ---------------------------------
                                               Its Exec. V.P.
                                                  ------------------------------

STATE OF WASHINGTON         )
                            )ss.
COUNTY OF KING              )

        I certify that I know or have satisfactory evidence that Kevin Daniels, to me known to be the Vice President of SODO CENTER, INC., which is the General Partner of FIRST AND UTAH STREET ASSOCIATES, L.P., a Washington limited partnership, signed this instrument and acknowledged said instrument to be the free and voluntary act and deed of said corporation on behalf of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

        WITNESS my hand and official seal hereto affixed this 13th day of February, 2001.

                                            /s/ LINDA PIERATT
                                            ------------------------------------
                                            (Signature of Notary)

                                            Linda Pieratt
                                            ------------------------------------
                                            (Print or stamp name of Notary)
                                            NOTARY PUBLIC in and for the State
                                            of Washington
                                            My Appointment Expires: 8-19-04.

STATE OF WASHINGTON         )
                            )ss.
COUNTY OF KING              )

        I certify that I know or have satisfactory evidence that Michael Casey signed this instrument, on oath stated that he/she was authorized to execute the instrument as the Exec. V.P. OF STARBUCKS CORPORATION and acknowledged it to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

        WITNESS my hand and official seal hereto affixed this l4th day of February, 2001.

                                            /s/ NANCY M. KENT
                                            ------------------------------------
                                            (Signature of Notary)

                                            Nancy M. Kent
                                            ------------------------------------
                                            (Print or stamp name of Notary)
                                            NOTARY PUBLIC in and for the State
                                            of Washington
                                            My Appointment Expires: 11/01/01.



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